                                                                     EXHIBIT 2.1

RICHARD M. PACHULSKI, ESQ., (State Bar #90073)
JAMES I. STANG, ESQ., (State Bar #94435)
BRAD R. GODSHALL, ESQ., (State Bar #105438)
DEBRA GRASSGREEN, ESQ., (State Bar #169978)
RACHELLE S. VISCONTE, ESQ., (State Bar #182158)
PACHULSKI, STANG, ZIEHL & YOUNG P.C.
10100 Santa Monica Boulevard, Suite 1100
Los Angeles, California 90067
Telephone:  (310) 277-6910

Attorneys for Debtor and Debtor in Possession

SCOTT McNUTT, ESQ. (State Bar #104696)
REBECCA LITTENEKER, ESQ. (State Bar #111744)
SEVERSON & WERSON
1 Embarcadero Center, 25th Floor
San Francisco, CA  94111
Telephone:  (415) 398-3344

Special Counsel for Debtor and Debtor in Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re:

SIZZLER RESTAURANTS INTERNATIONAL, INC.,
SIZZLER INTERNATIONAL, INC., COLLINS
PROPERTIES, INC., TENLY ENTERPRISES, INC., and BUFFALO RANCH STEAKHOUSES, INC.,

            Debtors.

-------------------------------

   __  Affects all Debtors
   __  Affects SRI Only
    X  Affects SII Only
   --
   __  Affects Collins Only
   __  Affects Tenly Only
   __  Affects Buffalo Ranch Only

-------------------------------

Case No. SV 96-16075-AG

(Jointly administered with:
Case Nos:  SV 96 -16076-AG
      SV 96 -16077-AG
      SV 96 -16078-AG
      SV 96 -16079-AG)

Chapter 11 cases

SIZZLER INTERNATIONAL, INC.'S SIXTH AMENDED PLAN OF REORGANIZATION AS MODIFIED

Disclosure Statement Hearing:
----------------------------
Date:   April 29, 1997
Time:   9:00 a.m.
Place:  Courtroom "302"
        21041 Burbank Blvd.
        Woodland Hills, CA  91367

Confirmation Hearing:
--------------------
Date:   June 2, 1997
Time:   9:00 a.m.
Place:  Courtroom "302"
        21041 Burbank Blvd.
        Woodland Hills, CA  91367

ARTICLE I DEFINITIONS...............................................................   1

     A.   Definitions...............................................................   1

     B.   Rules of Interpretation, Computation of Time and Governing Law............  21

          1.   Rules of Interpretation..............................................  21
          2.   Computation of Time..................................................  22
          3.   Governing Law........................................................  22

ARTICLE II ADMINISTRATIVE AND TAX CLAIMS............................................  23

     A.   Treatment of Administrative Claims........................................  23

          1.   Bar Date for Administrative Tax Claims...............................  23
          2.   Bar Date for All Other Administrative Claims.........................  23
          3.   Payment of Administrative Claims, Administrative Tax
                Claims and Priority Tax Claims......................................  24
          4.   Statutory Fees.......................................................  25

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS AND

          DESIGNATION OF IMPAIRMENT.................................................  26

     A.   Nature of Class Designations..............................................  26

     B.   Class Overview............................................................  26
          1.   Priority Non-Tax Claims..............................................  27
          2.   Secured Claims.......................................................  27
          3.   Bank Claims..........................................................  27
          4.   Large Unsecured Claims...............................................  27
          5.   Damage Claims........................................................  27
          6.   Affiliate Claims.....................................................  27
          7.   SERP Claims..........................................................  27
          8.   Small Unsecured Claims...............................................  28
          9.   Workers' Compensation Claims.........................................  28
          10.  Non-Vested Retirement Claims.........................................  28
          11.  Interests............................................................  28

ARTICLE IV DESIGNATION AND TREATMENT OF CLASSES.....................................  28

     A.   Treatment of Allowed Secured Claims: Class 2(a) and 2(b)..................  28
          1.   Class 2 Subclasses...................................................  28
          2.   Treatment............................................................  28

     B.   Treatment of Unsecured Claims.............................................  29
          1.   Class 1 - Priority Non-Tax Claims....................................  29
          2.   Class 3 - Bank Claims................................................  30
          3.   Class 4 - Large Unsecured Claims.....................................  31

          4.   Class 5 - Damage Claims..............................................  33
          5.   Class 6 - Affiliate Claims...........................................  34
          6.   Class 7 - SERP Claims................................................  34
          7.   Class 8 - Small Unsecured Claims.....................................  34
          8.   Class 9 - Workers' Compensation Claims...............................  35
          9.   Class 10 - Non-Vested Retirement Claims..............................  35
     C.   Treatment of Equity - Class 11............................................  35

ARTICLE V VARIOUS MECHANICS FOR PAYMENT OF CLASS 3 AND 4 GENERAL UNSECURED CLAIMS...  36

     A.   The Indenture.............................................................  36

     B.   The Notes.................................................................  36

     C.   Term of Notes.............................................................  37

     D.   Interest Accrual Under the Notes..........................................  37

     E.   Amortization Payments.....................................................  37

     F.   Affiliate Guarantees/Collateral...........................................  41

     G.   Covenants Under the Indenture.............................................  42

     H.   Dividend Purchase.........................................................  45

     I.   The Reserve Agent.........................................................  47

     J.   Approved Reserve Agent Expenses...........................................  48

     K.   Reserve Agent Indemnification/Expenses Upon Default.......................  48

     L.   The Attorneys Fee Fund....................................................  48

     M.   Controlling Nature of the Indenture.......................................  50

     N.   Cash Election or Termination of the Indenture.............................  50

ARTICLE VI CONDITIONS TO EFFECTIVENESS..............................................  51

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................  53

     A.   Assumption................................................................  53

     B.   Assignment................................................................  54

     C.   Rejection.................................................................  54

     D.   Claims Arising From Rejection of Contracts................................  55

ARTICLE VIII MEANS FOR IMPLEMENTATION OF PLAN/RESERVES..............................  55

     A.   Effective Date Transactions...............................................  55

          1.   Incorporation of Sizzler USA Holdings and Sizzler USA and
                Sizzler International Marks.........................................  56
          2.   Assignment of International Licensing Assets to Sizzler
                International Marks.................................................  56
          3.   International Licensing Assets Payment...............................  56

     B.   Global Interestate Settlement.............................................  56

     C.   Distributions and Plan Funding............................................  57

          1.   Source of Plan Funding...............................................  57
          2.   The ADR..............................................................  57
          3.   Rounding of Amounts..................................................  57
          4.   Name and Address of Holder...........................................  57
          5.   Corporate Governance.................................................  58
          6.   Execution of Plan Agreements.........................................  58
          7.   Disputed Claims Reserves.............................................  58
          8.   Unclaimed Property...................................................  61
          9.   De Minimis Distributions/Return of Undistributed Funds...............  62

     D.   Services by and Fees for Professionals....................................  62

          1.   Services by Professionals and Certain Parties after the
                Effective Date......................................................  62
          2.   Fees for Professionals and Certain Parties...........................  62

     E.   Dissolution of Committees.................................................  63

     F.   Litigation................................................................  63

ARTICLE IX MODIFICATION.............................................................  64

ARTICLE X EFFECT OF CONFIRMATION....................................................  64

     A.   Binding Effect of Confirmation............................................  64

     B.   Vesting of Assets Free and Clear of Liens, Claims and Interests...........  64

     C.   Good Faith................................................................  65

     D.   No Limitations on Effect of Confirmation..................................  66

     E.   Continuation of ADR - Permanent Injunction for Damage Claims..............  66

     F.   Discharge of Claims and Termination of Interests..........................  66

     G.   Judicial Determination of Discharge.......................................  67

     H.   Injunction................................................................  67

ARTICLE XI SUCCESSORS AND ASSIGNS...................................................  68

ARTICLE XII RETENTION OF JURISDICTION...............................................  68

 ARTICLE XIII MISCELLANEOUS.........................................................  69

     A.   Severability..............................................................  69

     B.   Release of Avoidance Actions..............................................  69

     C.   Amendment, Withdrawal or Revocation of the Plan...........................  69

     D.   Headings..................................................................  70

     E.   Successors and Assigns....................................................  70

     F.   Statutory Fees............................................................  70

     G.   Amendment to Charter......................................................  70

ARTICLE XIV CONFIRMATION REQUEST....................................................  71

Exhibits:

  A.   Form of Affiliate Guarantee

  B.   Assumed and Assigned Executory Contracts

  C.   Form of Indenture

  D.   Assumed Executory Contracts

  E.   List of Encumbered Properties

  F.   Form of LUC Note

  G.   Sandwich Lease Properties

  H.   SERP Guarantee

  I.   Form of Bank Note

  J.   Form of SII Stock Pledge Agreement

  K.   Form of SII Security Agreement

  L.   [Intentionally Omitted]

  M.   Form of Letter of Credit Note

  N.   List of International Licensing Assets

  O.   List of CPI Properties

     Sizzler International, Inc., a Delaware corporation, debtor and debtor in possession herein, hereby proposes the following Plan of Reorganization ("Plan") pursuant to Bankruptcy Code (S) 1121:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
A. DEFINITIONS
   -----------
   The following definitions will apply with respect to this Plan and the Disclosure Statement, as those terms are defined below.

   1.   "ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE".  The Administrative and
         ------------------------------------------
Priority Claim reserve of the Debtor for Disputed Administrative and Priority Claims and projected and actual Administrative Claims which have not been disallowed by the Bankruptcy Court.

   2.   "ADMINISTRATIVE CLAIM".  A Claim for payment of an administrative
         --------------------
expense of a kind specified in Bankruptcy Code (S) 503(b) and referred to in Bankruptcy Code (S) 507(a)(1), including, without limitation, the actual, necessary costs and expenses of preserving the Estate and operating the business of the Debtor, including wages, salaries, and commissions for services rendered after the commencement of the Case; obligations for goods and services procured after the commencement of the Case; compensation for legal and other services and reimbursement of expenses awarded under Bankruptcy Code (S)(S) 328, 330(a) and 331; and all fees and charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code.

   3.   "ADMINISTRATIVE TAX CLAIM".  An unsecured Claim by a governmental unit
         ------------------------
for taxes (and for interest or penalties related to such taxes) for any tax year or period, all or a portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

   4.   "ADR". The alternative dispute resolution procedure which will be
         ---
implemented pursuant to an order of the Bankruptcy Court prior to the Effective Date for the liquidation of Damage Claims. The ADR will provide an orderly mechanism for the settlement, mediation or arbitration of Damage Claims and, in some instances, the payment of Damage Claims without further order of the Bankruptcy Court.

   5.   "AFFILIATE". Any direct or indirect wholly or partially owned
         ---------
subsidiary of SII other than a subsidiary in which SII and all direct or indirect wholly or partially owned subsidiaries of SII combined hold less than a fifty-one percent (51%) interest.

   6.   "AFFILIATE CLAIM".  Any Claim held by an Affiliate against the Debtor.
         ---------------

   7.   "AFFILIATE GUARANTEES".  The guarantees executed by all Affiliates of
         --------------------
Debtor, other than SRI Affiliates and CFI Insurers Ltd., of Debtor's obligations under this Plan and the Notes. The Affiliate Guarantees shall be in substantially the form of Exhibit "A" hereto.

   8.   "AFFILIATE TRUST DEEDS".  The deeds of trust or mortgages to be given
         ---------------------
by CFI Pty., CPI and SA Pty on the Encumbered Properties.

   9.   "AFFILIATED DEBTORS".  The Debtor, together with Buffalo Ranch, SRI,
         ------------------
Collins and Tenly, all of which are debtors in related chapter 11 cases.

     10.  "ALLOWED".  When used in respect of a Claim or Interest or group of
           -------
Claims or Interests, means --

          (a) if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest, or group of Claims or Interests, which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and which Claim or Interest is not disallowed under Bankruptcy Code (S)(S) 502(d) or (e); or

          (b) if a proof of Claim or Interest has been filed by the Claims Bar Date, or is deemed timely filed by the Bankruptcy Court, such amount of the Claim or Interest, or group of Claims or Interests, as to which any party in interest has not filed an objection within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and which Claim or Interest is not disallowed under Bankruptcy Code (S)(S) 502(d) or (e); or

          (c) such amount of the Claim or Interest, or group of Claims or Interests, which is allowed by a Final Order of the Bankruptcy Court; or

          (d) such amount of the Claim or Interest or group of Claims or Interests, which is allowed under this Plan.

     11.  "ALLOWED AMOUNT".  The amount in which a Claim is Allowed.
           --------------

     12.  "ALLOWED CLAIM".  A Claim which is Allowed.
           -------------

     13.  "ALLOWED CLASS ... CLAIM".  An Allowed Claim in the particular Class
           -----------------------
described.

     14.  "ALLOWED INTEREST".  An Interest which is Allowed.
           ----------------

     15.  "ASSETS".  All "property of the estate" as described in Bankruptcy
           ------
Code (S) 541.

     16.  "ASSUMED AND ASSIGNED EXECUTORY CONTRACTS". Those executory contracts
           ----------------------------------------
to be assumed and assigned to SRI on the Effective Date as identified on Exhibit "B" hereto.

     17.  "ASSUMED EXECUTORY CONTRACTS". Those executory contracts to be assumed
           ---------------------------
on the Effective Date as identified on Exhibit "D" hereto.

     18.  "ATTORNEYS FEE FUND". That certain fund to be established with Cash in
           ------------------
the amount of $245,000 held in a separate account by the Debtor together with any interest thereon for application on any and all Allowed Claims for professional fees or expenses which are not disputed by the Debtor or which are Allowed in respect of any Large Unsecured Claim, as provided in Section V.L. of this Plan.

     19.  "AVAILABLE CASH". All Cash available for Plan payments calculated
           --------------
using the methodology described in connection with the cash flow projections annexed as Exhibit "7" to the Disclosure Statement.

     20.  "AVOIDANCE ACTIONS".  All avoiding powers, and all rights and remedies
           -----------------
under, relating to, or similar to Bankruptcy Code (S)(S) 544, 545, 547, 548, 549, 551, or any fraudulent conveyance, fraudulent transfer or preference laws as addressed in Section XIII.B. of this Plan.

     21.  "BANK EFFECTIVE DATE PAYMENT".  Cash payable to the Holders of Allowed
           ---------------------------
Bank Claims on the Effective Date in the sum of all accrued interest and pre-Petition Date and post-Petition Date fees and expenses (other than pre- and post-Petition Date professional fees and expenses) which are a portion of the total Bank Claims payable under this Plan.

     22.  "BANK CLAIMS".  Any Claim against the Debtor arising under or related
           -----------
to that certain Revolving Credit Agreement dated as of March 22, 1995 between and among SII, CFI Insurers, Ltd., the banks named therein and Bank of New York, as agent, as such agreement may have subsequently been amended or restated whether held by such banks or their assignees.

     23.  "BANK NOTES". The registered Notes, substantially in the form of
           ----------
Exhibit "I" to this Plan, to be issued by the Debtor pursuant to the Indenture to the Holders of the Bank Claims.

     24.  "BANK PROFESSIONAL FEE PAYMENT". Cash in the amount of $750,000 to be
           -----------------------------
paid on the Effective Date to the Holders of Allowed Bank Claims in full satisfaction of pre- and post-Petition Date professional fees and expenses that are a portion of the Bank Claims.

     25.  "BANKRUPTCY CODE".  The Bankruptcy Code, as codified in Title 11 of
           ---------------
the United States Code, 11 U.S.C. (S) 101 et seq., including all amendments thereto, to the extent such amendments are applicable to the Case.

     26.  "BANKRUPTCY COURT". The United States Bankruptcy Court for the Central
           ----------------
District of California.

     27.  "BANKRUPTCY RULES".  The Federal Rules of Bankruptcy Procedure, as now
           ----------------
in effect or hereafter amended and applicable to the Case.

     28.  "BUFFALO RANCH".  Buffalo Ranch Steakhouses, Inc., a California
           -------------
corporation, an Affiliate which is a debtor in a related chapter 11 case filed on June 2, 1996.

     29.  "BUSINESS DAY".  Any day other than a Saturday, Sunday or a legal
           ------------
holiday (as defined in Bankruptcy Rule 9006(a)).

     30.  "CAPITAL LEASE OBLIGATIONS". Obligations arising under leases which
           -------------------------
are required to be capitalized under GAAP.

     31.  "CASE".  The case under Chapter 11 of the Bankruptcy Code commenced by
           ----
the Debtor on June 2, 1996, pending in the Bankruptcy Court and bearing Case No. SV 96-16076-AG.

     32.  "CASH".  Cash or cash equivalents including, but not limited to, bank
           ----
deposits, checks or other similar items.

     33.  "CFI ACCOUNTING AFFILIATES".  CFI Pty and all other Affiliates as of
           -------------------------
or after the Effective Date which are consolidated into CFI Pty for accounting purposes pursuant to GAAP, including, without limitation, the following corporations: Sizzler International Marks, Inc., Collins International, Inc., Restaurant Concepts International, Inc., Sizzler Franchise Development, Collins Food Australia Pty Ltd, CFI Insurers, Ltd., Collins Finance & Management Pty, Ltd, Collins Property Development Pty Ltd, Gulliver's Australia Pty Ltd, Sizzler Australia Pty Ltd, Buffalo Ranch Australia Pty Ltd, Italian Oven Australia Pty Ltd, Restaurant Concepts Australia Pty Ltd, Sizzler New Zealand Limited, Sizzler Restaurant Services, Inc., Sizzler South Pacific Pty Ltd, Sizzler South East Asia Inc., Furnace Concepts International, Inc., and Furnace Concepts Australia Corp.

  34.  "CFI PTY".  Collins Food International, Pty Ltd., a Nevada corporation,
        --------
Debtor's wholly owned subsidiary.

  35.  "CFI STOCK".  The shares representing Debtor's one hundred percent (100%)
        ----------
equity interest in CFI Pty.

  36.  "CLAIM".  (a) Any right to payment from the Debtor, whether or not such
        -----
right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

  37.  "CLAIMS BAR DATE".  The date by which proof of a Claim or Interest was or
        ---------------
is required to be filed. This date was previously determined by the Bankruptcy Court for most Claims or Interests to be October 15, 1996 and October 22, 1996 for Claims dated prior to October 15, 1996 other than with respect to executory contracts or unexpired leases for which an order rejecting such contract or lease is entered after September 15, 1996, and certain tax claims.

  38.  "CLASS".  A class of Claims or Interests described in Article III of this
        -----
Plan.

  39.  "COLLATERAL AGREEMENTS".  The Affiliate Trust Deeds and all other
        ---------------------
security agreements, pledges, and mortgages to be granted to the Indenture Trustee by the Affiliates.

  40.  "CPI REAL ESTATE".  That real property owned or leased by CPI and to be
        ---------------
transferred to Sizzler USA on the Effective Date as identified on Exhibit "O" to the Plan.

  41.  "COMMITTEE".  The Official Committee of Creditors Holding Unsecured
        ---------
Claims appointed in the Case by the U.S. Trustee pursuant to Bankruptcy Code (S) 1102.

  42.  "CONFIRMATION".  The entry of the Confirmation Order.
        ------------

  43.  "CONFIRMATION DATE".  The date upon which the Bankruptcy Court enters the
        -----------------
Confirmation Order.

  44.  "CONFIRMATION ORDER".  The order of the Bankruptcy Court confirming
        ------------------
this Plan pursuant to Bankruptcy Code (S) 1129.

  45.  "CONSOLIDATED NET INCOME".  For any fiscal year beginning with fiscal
        -----------------------
year 1998, shall mean the consolidated net income (or loss) of the CFI Accounting Affiliates determined in accordance with GAAP and adjusted so as to eliminate the impact of: (i) discontinued operations; (ii) extraordinary items; and (iii) changes in accounting principles.

  46.  "COPELCO SECURED CLAIM".  The Secured Claim of Copelco Capital, Inc.
        ---------------------

  47.  "COVERAGE".  Any insurance coverage provided by an unrelated third-party
        --------
that is available for the payment of Damage Claims.

  48.  "CPI".  CPI Properties, Inc., a Delaware corporation, an Affiliate of the
        ---
Debtor and a debtor in a related chapter 11 case filed on June 2, 1996.

  49.  "CPI ENCUMBERED PROPERTIES".   Those Encumbered Properties owned by CPI.
        -------------------------

  50.  "CREDITOR".  The Holder of a Claim against the Debtor.
        --------

  51.  "DAMAGE CLAIM".  A Claim for personal injury or property damage allegedly
        ------------
caused by the tortious acts of the Debtor or its agents or employees, other than uninsured Claims for property damage asserted by landlords or former landlords of the Debtor.

  52.  "DEBTOR OR SII".  Sizzler International, Inc., a Delaware corporation,
        -------------
whether as debtor or as debtor in possession, prior to the commencement of the Case, during the pendency of the Case, or following the Effective Date, as the case may be.

  53.  "DISCLOSURE STATEMENT".  The "Disclosure Statement in Support of Debtor's
        --------------------
Amended Plan of Reorganization" filed by the Debtor in support of this Plan which has been approved by the Bankruptcy Court, and any and all amendments and exhibits to the Disclosure Statement. A copy of the Disclosure Statement shall be distributed concurrently with this Plan to all Holders of Claims and Interests entitled to vote on this Plan.

  54.  "DISPUTED CLAIM OR DISPUTED ... CLAIM".  A Claim in a particular Class as
        -------------------------------------
to which a proof of Claim has been filed or is deemed to have been filed under applicable law, or an Administrative Claim, as to which a timely objection has been or is filed by the Committee, the Debtor, or any other party in interest in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. When a Disputed Claim is disallowed by a Final Order, such Claim shall no longer be considered a Claim for any purpose under this Plan. Once an objection has been or is filed, for the purposes of this Plan, a

Claim or Interest shall be considered a Disputed Claim to the extent that: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedules; (ii) any corresponding Claim scheduled by the Debtor in its Schedules has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtor in its Schedules.

  55.  "DISPUTED CLAIMS RESERVES".  Accounts in which (a) the Reserve Agent is
        ------------------------
to hold payments set aside for Disputed Large Unsecured Claims in accordance with and to the extent set forth in this Plan, and (b) the Debtor is to hold payments set aside for all other Disputed Claims, in accordance with and to the extent set forth in this Plan.

  56.  "DISTRIBUTION".  Any transfer under this Plan or any Plan Agreement of
        ------------
Cash or other property or instruments to either a Holder of an Administrative Claim or a Holder of an Allowed Claim.

  57.  "DIVIDEND PURCHASE PERIOD".  The period from and including the Effective
        ------------------------
Date to and including the date of the first scheduled quarterly Distribution of principal on account of the Notes, pursuant to Article V.E.3. of this Plan.

  58.  "EBITDA".  Consolidated Net Income plus the following expenses incurred
        ------
by CFI Accounting Affiliates: (i) income taxes; (ii) net interest; and (iii) depreciation and amortization; minus, any provision for income tax benefit recognized by the CFI Accounting Affiliates.

  59.  "EFFECTIVE DATE".  The later of (a) eleven days following the
        --------------
Confirmation Date or (b) the first date, up to ninety days after the Confirmation Date upon which the conditions to effectiveness are satisfied; provided, however, that as long as all applicable conditions have been satisfied the Debtor may elect, in its sole and exclusive discretion, to shorten the period between Confirmation and the Effective Date, in which event the Effective Date will be the date specified in a written Notice of Effective Date, filed by the Debtor with the Bankruptcy Court and served upon all Creditors and parties in interest.

  60.  "ENCUMBERED PROPERTIES".  Those parcels of real estate owned by SA Pty,
        ---------------------
CFI Pty or CPI listed on Exhibit "E" hereto to be encumbered by the Affiliate Trust Deeds.

  61.  "EQUITY SECURITY OR INTEREST".  A share in the ownership of the
        ---------------------------
Debtor, whether or not transferable or denominated "stock," and any warrant or right to purchase, sell, or subscribe to such share.

  62.  "EQUITY COMMITTEE".  The Official Committee of Equity Security Holders
        ----------------
appointed by the Office of the United States Trustee pursuant to Bankruptcy Code
(S) 1102.

  63.  "ESTATE".  The estate in the Case created pursuant to Bankruptcy Code (S)
        ------
541(a).

  64.  "EXCESS CASH FLOW."  With respect to the CFI Accounting Affiliates, shall
        ----------------
mean for fiscal years beginning with the fiscal year ended April 1998, seventy percent (70%) of the following: EBITDA less (i) income taxes paid (including
                                        ----
amounts paid by SII) during the fiscal year in respect of the tax liability incurred during the fiscal year for which the calculation is being performed; less (ii)
                                                                     ----
income taxes paid (including amounts paid by SII) during the fiscal year in respect of the tax liability related to prior fiscal years (to the extent such amounts were not previously deducted for purposes of making the Excess Cash Flow calculation); less (iii) income taxes paid (including amounts paid by SII)
              ----
during the ninety (90) day period following the fiscal year end in respect of the tax liability incurred during the fiscal year for which the calculation is being performed; less (iv) all interest, principal and lease payments made in respect of the Funded Debt (including any payment made by SII in respect of the Notes); less (v) capital expenditures paid; less (vi) Cash paid for items
        ----                                ----
chargeable to reserves already established on the books of the CFI Accounting Affiliates (or SII) on the Effective Date (e.g. payments for temporary personnel handling bankruptcy related matters for which a reserve has been established) or for items not reflected in the Consolidated Net Income for fiscal years ending after the Effective Date (such as distributions to the SERP Creditors and any future participants under SII's retirement program (which shall be deemed to have been paid by CFI Pty)); less (vii) any gain resulting from the disposition of assets; less (viii) International Licensing Assets Payment; and less (ix) to
           ----                                                    ----
the extent not already included in the amounts referenced above, any Distributions; less (x) any costs associated with repatriating funds necessary
               ----
to make the Excess Cash Flow payment for the fiscal year for which it is being calculated; plus (xi) write-downs required by FASB pronouncements that do not
            ----
result in the
expenditure of Cash (e.g. FAS 121); provided, however, that for the purpose of
                                    --------  -------
calculating Excess Cash Flow (i) SII corporate general and administrative cash expenditures allocable by SII to the CFI Accounting Affiliates shall not be higher than the lesser of $2,500,000 or two percent (2%) of the CFI Accounting Affiliates annual revenue for the fiscal year for which the calculation is being performed; (ii) incremental operating losses generated by SA Pty shall be disregarded to the extent they cause SA Pty's contribution to EBITDA to be less favorable than <$1,000,000> for fiscal year 1998, <$500,000> for fiscal year 1999, and $0 for fiscal year 2000 and thereafter; and (iii) any tax benefits derived as a result of any incremental losses excluded from the calculation of EBITDA as outlined in proviso (ii) shall be adjusted for so as to eliminate the impact of such tax benefits in determining income taxes paid. To the extent any amounts used for the purpose of calculating Excess Cash Flow are not denominated in US ($) Dollars, such amounts shall be converted to US ($) Dollars by using the exchange rate in effect as of five business days prior to the date of payment.

  65.  "FINAL ORDER".  An order, decree or judgment of the Bankruptcy Court, the
        -----------
operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

  66.  "FINOVA SECURED CLAIM".  The Secured Claim of Finova Capital Corporation,
        --------------------
in the amount Allowed by the Bankruptcy Court.

  67.  "FUNDED DEBT".  Indebtedness for money borrowed or for financing the
        -----------
acquisition of fixed assets, including Purchase Money Obligations, Capital Lease Obligations and the Notes.

  68.  "GAAP".  Generally accepted accounting principles, consistently applied,
        ----
(i) in accordance with the opinions, pronouncements, statements, bulletins, guides and interpretations, as appropriate, of the Financial Accounting Standards Board ("FASB") the Accounting Principles Board ("APB") and the American Institute of Certified Public Accountants ("AICPA"), or (ii) pursuant to such other guidance by such entities as may be accepted and applied by a significant segment of the accounting profession, and (iii) in each as applicable to the circumstances and as of the date of determination.

  69.  "GENERAL UNSECURED CLAIM".  Any Claim against the Debtor, however
        -----------------------
arising, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim, SERP Claim, Damage Claim, Affiliate Claim, Workers' Compensation Claim or Secured Claim.

  70.  "HOLDER".  The holder of a Claim against or Interest in the Debtor.
        ------
  71.  "IMMATERIAL AFFILIATES".  Those Affiliates (excluding CFI Pty, SA Pty,
        ---------------------
CPI Finance and Management Pty, Ltd. and Sizzler South East Asia, Inc.) with
(a)(i) individual tangible asset value including Cash of less than $500,000, and
(ii) annual licensing fees received by such subsidiary less than $100,000 and
(b)(i) an aggregate tangible
asset value including Cash for all such subsidiaries less than $2,000,000, and
(ii) aggregate annual licensing fees received by all such subsidiaries less than $750,000.

  72.  "INDENTURE".  The indenture agreement executed by the Debtor in favor of
        ---------
the Indenture Trustee, in substantially the form of Exhibit "C" hereto, pursuant to which the Debtor shall issue the Notes.

  73.  "INDENTURE TRUSTEE".  The trustee under the Indenture.
        -----------------

  74.  "INTERNATIONAL LICENSING ASSETS".  Those Assets relating to the
        ------------------------------
International licensing of the "Sizzler" trademark, including the International Licensing Executory Contracts, which are identified on Exhibit "N" of this Plan.

  75.  "INTERNATIONAL LICENSING ASSETS PAYMENT".  The payment of $1,000,000 to
        --------------------------------------
the "Creditor Trust" created pursuant to the SRI Plan by Sizzler International Marks and the transfer to Sizzler USA of the CPI Real Estate on the Effective Date in return for the International Licensing Assets.

  76.  "INTERNATIONAL LICENSING EXECUTORY CONTRACTS".  Those executory contracts
        --------------------------------------------
relating to the international licensing of the "Sizzler" trademark identified on Exhibit "O" to this Plan.

  77.  "KFC ASSETS". All assets of CFI Pty or SA Pty used in respect of or
        ----------
related to CFI Pty's operation of "KFC" restaurants in Australia including, without limitation, the real property upon which such restaurants are operated, the personal property used in the operation of such restaurants and any development agreement, license agreement or master license agreement pursuant to which such restaurants are operated.

  78.  "LARGE UNSECURED CLAIM".  Any General Unsecured Claim which is Allowed in
        ---------------------
an amount greater than $17,000 which (a) is not a Bank Claim, and (b) is not voluntarily reduced in Allowed Amount to $17,000 and treated as a Small Unsecured Claim under the Plan.

  79.  "LETTER OF CREDIT NOTE".  The unregistered note, substantially in the
        ---------------------
form of Exhibit "M" to this Plan, to be executed by Debtor and CFI Insurers Ltd. to reflect the conditional obligation to pay that portion of the Bank Claims which constitutes an Undrawn LC Claim.

  80.  "LITIGATION".  Any and all claims, demands, rights, defenses, actions,
        ----------
causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate, including but not limited to (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) the right to object to Claims or Interests, (iii) claims pursuant to Bankruptcy Code (S)(S) 362, (iv) such claims and defenses as fraud, mistake, duress and usury and (v) all Avoidance Actions.

  81.  "LOCAL RULES".  The Local Bankruptcy Rules for the Bankruptcy Court, as
        -----------
may be amended from time to time and which apply to the Case.

  82.  "LUC NOTES".  The registered Notes, substantially in the form of Exhibit
        ---------
"F" to this Plan, to be issued by the Debtor pursuant to the Indenture to the Holders of Allowed Large Unsecured Claims.

  83.  "NET PROCEEDS".  The proceeds received upon the sale or exchange of an
        ------------
asset, minus (a) the amount of any debt secured by the asset and satisfied by payment from such amount, and (b) the costs of sale, including, without limitation, any fees, expenses, commissions or taxes of any kind (including income and transfer taxes) with respect thereto.

  84.  "NON-VESTED RETIREMENT CLAIM".  A Claim by any Person under the SERP
        ---------------------------
Agreement which is not vested as of the Effective Date.

  85.  "NOTES".   Collectively, the Bank Notes and LUC Notes (but excluding the
        ------
Letter of Credit Note).

  86.  "OPERATING CASH FLOW".  The sum of EBITDA (as defined herein) and the
        -------------------
general and administrative expenses allocated to CFI Accounting Affiliates by SII less any losses recognized (for accounting purposes) as a result of assets sold by the CFI Accounting Affiliates.

  87.  "PERMITTED RESERVE AMOUNT".  "Permitted Reserve Amount" has the meaning
        ------------------------
given that term in Section VIII.C.7.c of this Plan.

  88.  "PERSON".  An individual, partnership, corporation, an association,
        ------
a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or any government or other political subdivision thereof or other entity.

  89.  "PETITION DATE".  June 2, 1996.
        -------------

  90.  "PLAN".  This Plan of Reorganization, including any amendments and
        ----
modifications to this Plan, as approved by Final Order of the Bankruptcy Court.

  91.  "PLAN AGREEMENT".  Any of the Exhibits hereto and any other agreement to
        --------------
be executed by any Person under this Plan.

  92.  "POLICIES".  The Debtor's insurance policies that provide Coverage for
        --------
Damage Claims related to acts that occurred or are alleged to have occurred prior to the Petition Date.

  93.  "PRIORITY NON-TAX CLAIM".  A Claim against the Debtor that is not a
        ----------------------
Secured Claim and is specified as having priority in Bankruptcy Code (S)(S) 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6), respectively.

  94.  "PRIORITY TAX CLAIM".  A Claim entitled to priority under Bankruptcy Code
        ------------------
(S) 507(a)(8).

  95.  "PRO RATA".  With respect to any Distribution: (a) to a particular Class
        --------
of Allowed Claims or Interests, the ratio that the Allowed Amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total Allowed Amount of Allowed Claims or Allowed Interests in the Class; (b) to be made to more than one particular Class of Claims, the ratio that the total Allowed Amount of Claims in a particular Class bears to the total Allowed Amount of Allowed Claims and the Permitted Reserve Amount in respect of all relevant Classes; or (c) to be made to the holders of Notes (and the Letter of Credit
Note if such instrument is payable at the time of and through such Distribution) and the Reserve Agent in respect of Disputed Large Unsecured Claims, the ratio that the face amount of any given Note or the Permitted Reserve Amount bears to the aggregate face amount of the Notes and the Permitted Reserve Amount.

  96.  "PURCHASE MONEY OBLIGATIONS".  Indebtedness incurred in connection with
        --------------------------
the acquisition of equipment, real property or any other fixed asset.

  97.  "REFERENCE RATE".  The rate announced by Bank of America National Trust
        --------------
and Savings Association from time to time as its "reference", "base" or "prime" lending rate or, if the Bank of America fails to announce a "reference rate" or "base rate", the "reference rate" or "prime rate" as articulated by three of the money center banks as published in the United States edition of the Wall Street Journal from time to time.

  98.  "RESERVE AGENT".  The Holder of the Disputed Claims Reserve who shall
        -------------
initially be Robert A. Berger.

  99.  [INTENTIONALLY OMITTED]

  100. "SANDWICH LEASE PROPERTIES".  The parcels of real properties listed on
        -------------------------
Exhibit "G" hereto.

  101. "SA PTY".  Sizzler Australia Pty Ltd., an Australian corporation.
        ------

  102. "SCHEDULES".  The Debtor's Schedules of Assets and Liabilities, filed on
        ---------
July 9, 1996, as amended from time to time thereafter.

  103. "SECURED CLAIM".  Any Claim that is secured by a lien on property in
        -------------
which the Estate has an interest or that is subject to setoff under Bankruptcy Code (S) 553, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code (S) 506(a).

  104. "SECURED NON-TAX CLAIM".  Any Secured Claim not owing on account of a
        ---------------------
tax.

  105. "SECURED TAX CLAIM".  Any Secured Claim owing on account of a tax.
        -----------------

  106. "SELLING HOLDERS".  All Holders of Allowed Class 4 Large Unsecured Claims
        ---------------
as of July 16, 1997.

  107. "SERP CLAIM".  Any Claim held by a SERP Creditor under the SERP Plan.
        ----------

  108. "SERP CREDITORS".  Rushton O. Backer, Robert Barrett, Richard P.
        --------------
Bermingham, Lee Clancy, Thomas L. Gregory, Michael Minchin, William R. Scarpino, James A. Collins and Benjamin Stone.

  109. "SERP GUARANTEE".  The guarantee executed by CFI Pty, of Debtor's
        --------------
obligations to the SERP Creditors under this Plan in substantially the form of Exhibit "H" hereto.

  110. "SERP PLAN".  The Sizzler International Executive Supplemental Benefit
        ---------
Plan as of May 1, 1985, as subsequently amended.

  111. "SII SECURITY AGREEMENT".  The agreement of SII encumbering essentially
        ----------------------
all of its Assets in favor of the Indenture Trustee in substantially the form of Exhibit "K" hereto.

  112. "SII STOCK PLEDGE AGREEMENT".  The agreement of Debtor pledging the CFI
        --------------------------
Stock in favor of the Indenture Trustee in substantially the form of Exhibit "J" hereto.

  113. "SIZZLER INTERNATIONAL MARKS".  Sizzler International Marks, Inc., a
        ---------------------------
corporation to be formed pursuant to the Plan to hold the International Licensing Assets.

  114. "SIZZLER USA".  Sizzler USA Real Property, Inc., a Delaware corporation
        -----------
to be formed pursuant to this Plan, the stock of which will be held by Sizzler USA Holdings.

  115. "SIZZLER USA HOLDINGS".  Sizzler USA, Inc., a Delaware corporation to be
        --------------------
formed pursuant to this Plan, the stock of which will be held by Debtor.

  116. "SMALL UNSECURED CLAIM".   Any General Unsecured Claim which is not
        ---------------------
subject to dispute in whole or in part by Debtor and is Allowed in an Amount of, or is voluntarily reduced to, $17,000 or less, which voluntary election becomes effective pursuant to the Plan.

  117. "SRI".  Sizzler Restaurants International, Inc., a Delaware corporation,
        ---
the Debtor's indirect subsidiary and a debtor in a related chapter 11 case filed on June 2, 1996.

  118. "SRI AFFILIATES".  Collectively, SRI, Sizzler USA, Sizzler USA Holdings,
        --------------
Tenly and Buffalo Ranch and any other subsidiaries owned by SRI.

  119. "SRI PLAN".  The plan of reorganization filed by SRI in the SRI chapter
        --------
11 case to be confirmed contemporaneously with the Confirmation of this Plan.

  120. "TENLY".  Tenly Enterprises, Inc., a Pennsylvania corporation, an
        -----
Affiliate of the Debtor and a debtor in a related chapter 11 case filed on June 2, 1996.

  121. "UNCLAIMED PROPERTY".  Any funds or property distributed to Creditors or
        ------------------
Holders of Interests (together with any interest earned thereon) which are unclaimed as of 180 days after the Distribution. Unclaimed Property will include, without limitation, Cash and any other property which is to be distributed pursuant to this Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

  122. "UNDRAWN LC CLAIM".  That portion of an Allowed Bank Claim which relates
        ----------------
to any letter of credit issued by the Holder, to the extent such letter of credit remains undrawn (in whole or in part) as of the Effective Date.

  123. "U.S. TRUSTEE".  The United States Trustee, or its representative.
        ------------
  124. "WORKERS' COMPENSATION".  Any Claim against the Debtor governed by the
        ---------------------
Workers' Compensation laws of California or any other applicable jurisdiction.

B.   RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW
     --------------------------------------------------------------

  1.   RULES OF INTERPRETATION.  For purposes of this Plan:  (a) whenever from
       -----------------------
the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Plan; (g) "after notice and a hearing," or a similar phrase has the meaning ascribed in Bankruptcy Code (S) 102; (h) "includes" and "including" are not limiting; (i) "may not" is prohibitive, and not permissive;
(j) "or" is not exclusive; and (k) U.S. Trustee includes a designee of the U.S. Trustee.

  2.   COMPUTATION OF TIME.  In computing any period of time prescribed or
       -------------------
allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

  3.   GOVERNING LAW.  Except to the extent that the Bankruptcy Code, Bankruptcy
       -------------
Rules or Local Rules are applicable, and subject to the provisions of any contract, note, deed of trust, security agreement, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan will be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof to the same extent that a valid and binding contract to be governed by, construed, and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof would be so governed, construed, and enforced.

                                   ARTICLE II
                         ADMINISTRATIVE AND TAX CLAIMS
                         -----------------------------

A.     TREATMENT OF ADMINISTRATIVE CLAIMS.  Notwithstanding the following, the
       ----------------------------------
Holder of an Administrative Claim and the Debtor may agree to less favorable treatment of the Administrative Claim. Holders of Large Unsecured Claims seeking professional fees or expenses pursuant to Bankruptcy Code (S) 503(b) shall be conclusively deemed by this Plan to have consented to have such Claims treated solely by recourse to the Attorneys' Fee Fund governed by Section V.L. of this Plan.

  1.   BAR DATE FOR ADMINISTRATIVE TAX CLAIMS.  All requests for payment of
       --------------------------------------
Administrative Tax Claims and for which no earlier bar date has been or is established outside of this Plan, such as may be established by requesting an expedited audit under Bankruptcy Code (S) 505, must be filed on or before the later of (i) sixty days following the Effective Date; and (ii) sixty days following the filing of any required tax return for such taxes for such year or period with the applicable governmental unit. Any Holder of any Administrative Tax Claim that is required to file a request for payment of such taxes and does not file such a request by the applicable bar date will be forever barred from asserting any such Administrative Tax Claim against the Debtor, whether any such Administrative Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date.

  2.   BAR DATE FOR ALL OTHER ADMINISTRATIVE CLAIMS.  Requests for payment of
       --------------------------------------------
Administrative Claims (other than Administrative Tax Claims and statutory fees as described below) must be filed and served on the Debtor, the Committee, and the U.S. Trustee no later than sixty days after the Effective Date. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code
(S)(S) 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date will file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than ninety days after the Effective Date in accordance with the various orders of the Bankruptcy Court establishing procedures for submission and review of such applications. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, professionals) requesting compensation or reimbursement of expenses that do not file such requests by the applicable bar date will be forever barred from asserting such claims against the Debtor, Estate, or its property. The Debtor shall have 120 days from the date an Administrative Claim is served in accordance herewith to bring an objection to such Claim.

  3.      PAYMENT OF ADMINISTRATIVE CLAIMS, ADMINISTRATIVE TAX CLAIMS AND
          ---------------------------------------------------------------
          PRIORITY TAX CLAIMS.
          -------------------

       (i) Subject to the bar dates and other provisions set forth above, each Holder of an unpaid Administrative Claim or Administrative Tax Claim will receive Cash equal to the Allowed amount of such Claim, on the latest of (w) the Effective Date, (x) the date such Claim would be payable in the ordinary course of business, (y) 120 days from the date the Claim is served in accordance herewith, and (z) if a timely objection is made, the date such Claim becomes an Allowed Claim. Any Administrative Claim based on a guarantee issued by Debtor during the Bankruptcy Case shall not be discharged on the Effective Date and such guarantee will be honored by Debtor if and when an amount is payable thereunder.

       (ii) Each Allowed Priority Tax Claim shall be paid not later than six years after such Claim was assessed. Principal payments shall be made semi-annually in the amount of 1/12 of the Allowed Amount of such Claim, with the full Amount of such Claim due and payable not later than the earlier of October 1, 2003 or the date that is six years from the date of assessment. Each such Claim shall accrue interest thereon from the year such tax claim is assessed. Payments shall be made on October 1 and April 1 of each year following the year such Tax Claim is assessed. Interest shall accrue on the unpaid principal amount of Allowed Priority Tax Claims at the legal rate after the Effective Date. No Priority Tax Claim shall include interest unmatured and accrued subsequent to the Petition Date and prior to the Effective Date in excess of the Reference Rate unless ordered by the Court prior to the Confirmation. The amount of each Priority Tax Claim may be prepaid, in whole or in part, at any time without penalty of any kind. If any such Claim is disputed or subject to Bankruptcy Court approval, the payment will be made on the first date on which there is a Final Order awarding such Claim.

  4.   STATUTORY FEES.  On or as soon as practicable after the Effective Date,
       --------------
all Holders of Administrative Claims for fees payable pursuant to (S) 1930 of Title 28 of the United States Code,

28 U.S.C. (S) 1930, will receive Cash in the amount of such Administrative
Claim.


                                  ARTICLE III
                   CLASSIFICATION OF CLAIMS AND INTERESTS AND
                   ------------------------------------------
                           DESIGNATION OF IMPAIRMENT
                           -------------------------

A.   NATURE OF CLASS DESIGNATIONS.
     ----------------------------

  The following is a designation of the Classes of Claims and Interests under this Plan. Administrative Claims, Administrative Tax Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Code (S) 1123(a)(1). A Claim or Interest will be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and, unless otherwise provided in this Plan, will be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. Notwithstanding the following descriptions of the treatment of Claims, Interests, and Classes, the Holder of a Claim or Interest which is not an Allowed Claim or Allowed Interest may not vote upon or receive a Distribution under this Plan in respect to such Claims or Interests unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

B.   CLASS OVERVIEW.
     --------------

  This Plan contains the following Classes of Claims or Interests:

  1.   PRIORITY NON-TAX CLAIMS.
       -----------------------
       Class 1: Priority Non-Tax Claims. Class 1 Priority Non-Tax Claims are unimpaired under the Plan.

  2.   SECURED CLAIMS.
       --------------
       Class 2: Secured Claims, if any, against the Debtor, with each Secured Claim being deemed a separate subclass of Class 2. The Debtor believes that the only Secured Claims against the Debtor are the Finova Secured Claim (which Debtor has classified in Class 2(a)), and the Copelco Secured Claim (which Debtor has classified in Class 2(b)). Class 2 Secured Claims are unimpaired under the Plan.

  3.   BANK CLAIMS.
       -----------
       Class 3:  Bank Claims.  Class 3 Bank Claims are impaired under the Plan.

  4.   LARGE UNSECURED CLAIMS.
       ----------------------
       Class 4: Large Unsecured Claims. Class 4 Large Unsecured Claims are impaired under the Plan.

  5.   DAMAGE CLAIMS.
       -------------
       Class 5: Damage Claims, but only to the extent that such Claims are to be paid from the Coverage. To the extent that a Damage Claim is not covered by the Policies, then such uncovered portion of the Damage Claim will be treated as a Large Unsecured Claim. Class 5 Damage Claims are impaired under the Plan.

  6.   AFFILIATE CLAIMS.
       ----------------
       Class 6: Affiliate Claims. Class 6 Affiliate Claims are impaired under the Plan.

  7.   SERP CLAIMS.
       -----------

       Class 7:  SERP Claims. Class 7 SERP Claims are unimpaired under the Plan.

  8.   SMALL UNSECURED CLAIMS.
       ----------------------
       Class 8: Small Unsecured Claims. Class 8 Small Unsecured Claims are impaired under the Plan.

  9.   WORKERS' COMPENSATION CLAIMS.
       ----------------------------
       Class 9: Workers' Compensation Claims. Class 9 Workers' Compensation Claims are unimpaired under the Plan.

  10.  NON-VESTED RETIREMENT CLAIMS.
       ----------------------------
       Class 10: Non-Vested Retirement Claims. Class 10 Non-Vested Retirement Claims are unimpaired under the Plan.

  11.  INTERESTS.
       ---------
       Class 11: Interests in the Debtor. Class 11 Interests are unimpaired under the Plan.

                                   ARTICLE IV

                      DESIGNATION AND TREATMENT OF CLASSES
                      ------------------------------------

A.   TREATMENT OF ALLOWED SECURED CLAIMS: CLASS 2(a) AND 2(b).
     --------------------------------------------------------

  1.   CLASS 2 SUBCLASSES.  Each Allowed Class 2 Claim will be in its own
       ------------------
subclass and will be treated as being in a separate Class for voting and confirmation purposes.

  2.   TREATMENT.  Each Allowed Class 2 Claim will receive one of two forms of
       ---------
treatment described in subpart a and b below under this Plan in respect of its Allowed Class 2 Claim, unless an Allowed Class 2 Claim Holder and the Debtor agree to less favorable treatment. The Debtor prior to the Effective Date will select which treatment each Holder is to receive, and shall file a notice indicating its selection and serve it on the Holder of the Claim no later than thirty days prior to the Effective Date (or, if the

Claim is a Disputed Claim as of the Effective Date, within thirty days after the Claim becomes an Allowed Claim). If no form of treatment is so selected, the alternative described in subpart a below will be applicable.

       a.   PRESENT FULL PAYMENT.  Each Holder of an Allowed Class 2 Claim will
            --------------------
receive Cash in the amount of its Allowed Claim. For payment of the Class 2 Claim, (i) if the Claim is Allowed, the payment will be made by the Debtor on the Effective Date and (ii) if the Claim is a Disputed Claim, the Holder will retain its liens securing its Secured Claim pending payment and payment will be made by the Debtor on the first date on which there is a Final Order providing that such Claim is Allowed; provided, however, that the Debtor will be free to sell the collateral securing such Claim pursuant to Bankruptcy Code (S) 363 or other applicable law.

       b.   ABANDONMENT OF COLLATERAL.  Each Holder of an Allowed Class 2 Claim
            -------------------------
will receive its collateral in full satisfaction of its Class 2 Claim no later than ten (10) Business Days after the Debtor elects application of this treatment for such Claim in the manner set forth above. Pending return of the collateral for the Claim of such Holder, such Holder will retain its liens securing its Allowed Secured Claim.

B.   TREATMENT OF UNSECURED CLAIMS.
     -----------------------------

  1. CLASS 1 - PRIORITY NON-TAX CLAIMS.  Each Holder of an Allowed Class 1
     ---------------------------------
Priority Non-Tax Claim shall be paid in full by the Debtor on the later of the Effective Date or the date that is not more than thirty (30) days after the date on which such Claim becomes an Allowed Claim. The Allowed Amount of each Class 1 Priority Non-Tax Claim shall include interest from the date such

Claim was payable until the date of the Distribution to the Holder at the Reference Rate plus 1%.

  2. CLASS 3 - BANK CLAIMS.
     ---------------------

       (a) On the Effective Date, the aggregate amount of Bank Claims (including the Undrawn Letter of Credit Claim and all fees and expenses) shall be Allowed in the Amount of $44,277,343, or such other amount as is agreed upon by the Debtor and the Holders of Bank Claims as of April 15, 1997 plus interest on any letter of credit drawn between March 22, 1997 and the Effective Date. To the extent the Effective Date is later than April 15, 1997, the aggregate amount of Allowed Bank Claims shall increase by $10,638.55 per diem as adjusted to account for any changes in the Reference Rate after April 15, 1997.

       (b) The aggregate Allowed Amount of Class 3 Bank Claims shall be allocated among the Holders thereof pursuant to the mutual agreement of the Holders, as provided in writing to the Debtor prior to the Confirmation Date, or, in the absence of such a writing, shall be delivered to the law firm of O'Melveny & Myers to be held in trust for such Holders.

       (c) Unless the Holder and the Debtor agree to a less favorable treatment, each Holder of an Allowed Class 3 Bank Claim shall receive the following
Distributions:

            (i) On the Effective Date, a Pro Rata portion of the Bank Effective Date Payment. The Bank Effective Date Payment shall constitute a principal payment on the Bank Notes.

            (ii) Not later than thirty days following the Effective Date, Cash (including post-Effective Date interest at

Reference Rate plus 3-1/4%) or a Bank Note in an amount calculated as set forth below.

            (iii) In respect of an Undrawn LC Claim, the Letter of Credit Note, to be issued solely to the issuer of the undrawn letter of credit in question. Such Letter of Credit Note shall provide for payment in full of such Note within thirty days of the date that such letter of credit is drawn upon by the beneficiary thereof. Interest shall accrue on the Letter of Credit Note at the Reference Rate plus 3 1/4% from the date of such draw until such Claim is paid in full by Debtor. An Undrawn Letter of Credit Claim shall not include or accrue any pre-Petition Date interest, post-Petition Date interest or any post-Effective Date interest prior to the draw (if any) on such letter of credit.

            (iv) The Letter of Credit Note shall be secured by the same collateral that secures the Notes or disputed Class 4 Claims (if no Notes are issued) on a pari passu basis.

            (v) On the Effective Date, a portion of the Bank Professional Fee Payment allocated by the Holders of the Bank Claims such that the Holders collectively shall receive the entire Bank Professional Fee Payment.

       (d) The amount of each Bank Note shall be the Allowed Amount of the Holder's Class 3 Bank Claim (as allocated by the Holders) minus the sum of the following amounts:

            (i) The Bank Professional Fee Payment received by such Holder; and

            (ii) Any portion of such Claim which constitutes an Undrawn LC
     Claim.

       (e) Each Bank Note shall accrue interest and be repayable in accordance with Article V of this Plan, the Indenture and the terms of the Bank Note.n

  3. CLASS 4 - LARGE UNSECURED CLAIMS.
     --------------------------------

       (a) Unless the Holder and the Debtor agree to a less favorable treatment, each Holder of an Allowed Large Unsecured Claim shall receive the following
Distributions:

            (i) On the later of (a) the Effective Date or (b) the date not later than thirty days after the date on which such Claim becomes an Allowed Claim, a Pro Rata Distribution of: all of the Debtor's Available Cash as of the Effective Date less the sum of all other payments required to be paid or reserved under this Plan on the Effective Date, until such time as the Holders of the LUC Notes have received Pro Rata payment on such Notes equivalent to the payment on the Bank Notes by reason of the Bank Effective Date Payment, with any excess Available Cash to be paid Pro Rata to the Holders of the Notes and the Reserve Agent on account of the Disputed Claims.

            (ii) Upon the later of (a) the Effective Date or (b) the date not later than thirty days after the date on which such Claim becomes an Allowed Claim, Cash (plus post-Effective Date interest at Reference Rate plus 3-1/4%) or a LUC Note in the Allowed Amount of the Holder's Large Unsecured Claim.

       (b) The following terms shall apply to the calculation of the Allowed Amount of Large Unsecured Claims and the treatment of such Claims under this
Plan:

            (i) The Allowed Amount of any Large Unsecured Claim based upon an obligation of Debtor which was due and payable prior to the Petition Date under applicable non-bankruptcy law shall include interest from the date such obligation was payable to the Petition Date at the lesser of (x) the rate provided for in the Holder's contract (excluding, with respect to any contract with a non-default rate, any increase in such rate following a default), if any, or (y) the Reference Rate plus 1%.

            (ii) The Allowed Amount of any Large Unsecured Claim which is based on an obligation which was payable by Debtor prior to the Effective Date shall accrue interest from the Petition Date to the Effective Date at the Reference Rate plus 1%.

            (iii) Except as expressly provided above, no Large Unsecured Claim shall include interest as of the Effective Date.

            (iv) Except as provided in this paragraph, the Allowed Amount of any Large Unsecured Claim shall not include any professional fees or expenses. Any such Claim for professional fees or expenses shall be satisfied in its entirety from the Attorneys Fees Fund in accordance with the procedures set forth in
Section V.L. hereof.

       (c) Each LUC Note shall accrue interest and be repayable in accordance with Article V of this Plan, the Indenture and the terms of the LUC Note.

  4. CLASS 5 - DAMAGE CLAIMS.
     -----------------------

       a. LIQUIDATION.  Damage Claims will be subjected to the ADR process,
          -----------
either prior to or after the Effective Date, which is designed to produce a settlement with respect to such Damage Claim. If the ADR does not produce a settlement, the Holder of a Damage

Claim may seek relief from the Bankruptcy Court to pursue the Damage Claim in an appropriate non-bankruptcy forum.

       b. PAYMENT.  In accordance with the ADR, if a Damage Claim becomes an
          -------
Allowed Claim, it will be paid first from third party sources, including any applicable Coverage from which Holders of Damage Claims may be entitled to recover all or part of the Allowed Amount of their Claims. The Allowed Amount of any Damage Claim shall not include interest that accrues on such Claim prior to the liquidation thereof. Thereafter, Class 5 Damage Claims shall accrue interest in accordance with applicable law until paid in full. To the extent that the Coverage ultimately proves insufficient, any deficiency will receive treatment as a Class 4 Large Unsecured Claim and in such event, interest will accrue in accordance with this Plan.

  5. CLASS 6 - AFFILIATE CLAIMS.  The Holders of Class 6 Claims shall receive no
     --------------------------
Distribution on account of the Affiliate Claims under the Plan.

  6. CLASS 7 - SERP CLAIMS.
     ---------------------

       a. Distributions.  SERP Claims are unimpaired under the Plan.  On the
          -------------
Effective Date Debtor shall cure any default that occurred prior to the Effective Date in respect of any SERP Claim. The SERP Creditors shall retain all of their rights and benefits under the SERP Plan.

       b. SERP GUARANTEE.  The SERP Guarantee will be executed with respect
          --------------
to all Allowed SERP Claims.

  7. CLASS 8 - SMALL UNSECURED CLAIMS.
     --------------------------------

       a.   PAYMENT.  Each Holder of an Allowed Class 8 Small Unsecured Claim
            -------
shall be paid in full by Debtor on the later of the

Effective Date or the date that is not more than thirty (30) days after the date on which such Claim becomes an Allowed Claim. The Allowed Amount of each Small Unsecured Claim shall include interest from the date such Claim was payable until the date of the Distribution to the Holder at the Reference Rate plus 1%, but shall exclude any Claim for professional fees and expenses.

       b.   ELIGIBILITY.   Creditors holding Allowed General Unsecured Claims in
            -----------
an amount in excess of $17,000 may elect to have their Claim treated as a Small Unsecured Claim by making such election on the ballot provided for voting upon the Plan. In the event that, by reason of such election, the amount which would otherwise be distributable with respect to Class 8 Small Unsecured Claims would exceed $500,000, priority will be given to the Holders of the Claims which have agreed to accept the greatest discount, as determined by the Debtor, and only the elections of such Holders shall be effective.

  8. CLASS 9 - WORKERS' COMPENSATION CLAIMS.  Workers' Compensation Claims are
     --------------------------------------
unimpaired under the Plan. Each Holder of a Worker's Compensation Claim shall be entitled to all legal, equitable and contractual rights to which the Worker's Compensation Claim entitles the Holder of such Claim. As such, the Holders shall receive no Distribution under the Plan on account of Workers' Compensation Claims.

  9. CLASS 10 - NON-VESTED RETIREMENT CLAIMS.  Non-Vested Retirement Claims are
     ---------------------------------------
unimpaired under the Plan. Each Holder of a Non-Vested Retirement Claim shall be entitled to all legal, equitable and contractual rights to which the Non-Vested Retirement Claim entitles the Holder of such Claim. As such, the Holders shall receive no Distributions under the Plan on account of Non-Vested Retirement Claims.

C.   TREATMENT OF EQUITY - CLASS 11.
     ------------------------------
  The Holders shall retain their Interests under the Plan.

                                   ARTICLE V

                 VARIOUS MECHANICS FOR PAYMENT OF CLASS 3 AND 4
                 ----------------------------------------------
                            GENERAL UNSECURED CLAIMS
                            ------------------------

  The primary mechanism for the payment of Bank Claims and Large Unsecured Claims under this Plan is the payment in full in Cash or the issuance of and payment on the Notes pursuant to the Indenture. In the event Bank Claims and Large Unsecured Claims are not paid in full in Cash by the dates set forth in
Section IV.B.2 and IV.B.3 respectively, the mechanics of the foregoing shall be as follows:

A.     THE INDENTURE.
       -------------
  As soon as practicable following the Effective Date, the Debtor shall execute the Indenture or pay Class 3 and Class 4 Claims in Cash.

B.     THE NOTES.
       ---------

  1. Not later than thirty days after the later of the Effective Date or when any Disputed Large Unsecured Claim becomes an Allowed Claim, Debtor shall either
(a) execute and deliver a Bank Note or LUC Note (as applicable) governed by the Indenture to the Holder in respect of each Allowed Bank Claim and Large Unsecured Claim, or (b) satisfied in full pursuant to Section VIII.7.b. of this Plan if the Indenture has been previously terminated in accordance with Section V.N. The amount of each Bank Note and LUC Note shall be the Allowed Amount of such Claim as of the Effective Date, including interest accrual calculated in accordance with this Plan, and excluding any professional fees and expenses and any Undrawn LC Claim. Any Distribution by Debtor to the Holder of a Bank Note or a LUC Note prior to the issuance of such Note, other than the Bank Professional Fees Payment, Distributions from the Attorneys Fee Fund, or in regard to the Letter of Credit Note, shall be deemed to be a principal payment on the relevant Note.

  2. In the Distribution of any Note, the record date upon which the Debtor may rely as to the Holder of a Bank Claim or Large Unsecured Claim shall be the earlier of (a) the date the Note is sent to the Holder, or (b) thirty days prior to the Effective Date. Debtor shall be under no obligation to recognize any transfer of a Bank Claim or Large Unsecured Claim after such date for the purposes of the issuance of a Bank Note or LUC Note.

C.     TERM OF NOTES.
       -------------

  The term of each Note shall be two and one-half years from the Effective Date; provided, however, that absent notice of a default under the Indenture, SII may
--------  -------
extend the maturity of the Notes to five years from the Effective Date upon written notice to the Indenture Trustee any time between two years and three months after the Effective Date and the original maturity date of the Notes.

D.     INTEREST ACCRUAL UNDER THE NOTES.
       --------------------------------

  Interest shall accrue under the Notes at an adjustable rate equal to (a) the Reference Rate plus 3-1/4%, payable monthly in arrears or (b) Reference Rate plus 2-3/4%, payable monthly in arrears in the event Debtor is able to obtain a lien on the KFC Assets prior to the Confirmation Date in form and substance satisfactory to the Committee and the Banks. Any change in the Reference Rate shall be effective on the next succeeding Business Day.

E.     Amortization Payments.
       ---------------------

  1. Except for the Bank Effective Date Payment as expressly set forth in subsection V.E.2 below, all principal payments shall be made Pro Rata to the Holders of the Bank Notes, Holders of the LUC Notes, and the Disputed Claims Reserve in respect of Disputed Large Unsecured Claims. The amount of each Distribution payable to the Disputed Claims Reserve shall be calculated in accordance with Section VIII.A.7 of this Plan.

  2. Notwithstanding the foregoing, no principal shall be payable on the Bank Notes following the Bank Effective Date Payment until the Holders of the LUC Notes and the Reserve Agent for the benefit of Holders of Disputed Large Unsecured Claims have received Pro Rata payments equivalent to that previously made in respect of the Bank Notes by reason of the Bank Effective Date Payment.

  3. Debtor shall make Pro Rata principal payments to the Holders of the Notes and the Reserve Agent for the benefit of the Holders of Disputed Claims on or before the last day of the third full calendar month following the Effective Date and at the end of each successive three month period thereafter, until the maturity date of the Notes in the amount of $2,125,000 minus the lesser of (a) $25,000 or (b) one-twenty fourth of the Allowed Amount of the principal amount of all Allowed Priority Tax Claims; provided, however, that if the Allowed
                                    --------  -------
Amount of all Bank Claims and Large Unsecured Claims is determined by Final Order to exceed $70,000,000, the principal amortization will increase by the percentage that the Allowed Amount of such Claims exceeds $70,000,000; and, provided, further, that the principal amortization, effective upon the next
--------  -------
quarterly payment, will
increase prospectively to the extent that the Debtor or CFI Pty receives tax benefits on Cash paid by CFI Pty to Debtor, Holders of Notes or the Reserve Agent. Any unpaid principal shall be due upon the maturity of the Notes.

  4. All Net Proceeds from the sale of CPI Encumbered Properties shall be payable as a Distribution on the Notes. Net Proceeds from the sale of CPI Encumbered Properties to a maximum aggregate amount of $8,674,000 following the Effective Date may be part or all of the mandatory amortization set forth in Subsection V.E.3 above. Any additional Net Proceeds from the sale of CPI Encumbered Properties shall be paid Pro Rata upon such sale as mandatory principal payments on the Notes (with a Pro Rata Distribution payable to the Reserve Agent on account of Disputed Large Unsecured Claims in accordance with
Section VIII.C.7 of this Plan) in the inverse order of maturity, assuming a five year term.

  5. Debtor shall make additional, mandatory principal prepayments on the Notes and to the Reserve Agent as follows:

       (i) upon the sale by a CFI Accounting Affiliate, outside the ordinary course of business, of a KFC Asset other than to another CFI Accounting Affiliate for a price in excess of $50,000, 75% of the Net Proceeds of the sale, are to be applied Pro Rata against principal owing under the Notes in inverse order of maturity, assuming a five year term (with a Pro Rata Distribution payable to the Reserve Agent on account of Disputed Large Unsecured Claims in accordance with Section VIII.C.7 of this Plan) Claims;

       (ii) upon the sale by a CFI Accounting Affiliate, outside of the ordinary course of business, of any fixed asset (other than a KFC Asset) other than to another CFI Accounting Affiliate for a price in excess of $50,000, 75% of the Net Proceeds of the sale, to be applied Pro Rata against principal owing under the Notes in the natural order of maturity (with a Pro Rata portion of such Distribution payable to the Reserve Agent on account of Disputed Large Unsecured Claims in accordance with Section VIII.C.7 of this
Plan);

       (iii) upon such time as the Net Proceeds retention by the CFI Accounting Affiliates from fixed asset sales governed by subparagraphs (i) and (ii) above exceeds $7,000,000 in respect of the sale of KFC Assets, or $10,000,000 in aggregate Net Proceeds (including Net Proceeds from the sale of KFC Assets), the percentage of Net Proceeds payable pursuant to subsections (i) and (ii) above shall increase from 75% to 100%;

       (iv) upon the sale of the stock of SRI, Sizzler USA or Sizzler USA Holdings, following the satisfaction of all indebtedness owing to the Holders of Claims under the SRI Plan, and upon any debt or equity offering by SII or any CFI Accounting Affiliate (other than indebtedness permitted under Section V.G. of this Plan), 100% of the Net Proceeds shall be applied Pro Rata against the principal owing under the Notes in the natural order of the maturity of such payments (with a Pro Rata portion of such Distribution payable to the Reserve Agent on account of Disputed Large Unsecured Claims in accordance with Section VIII.C.7 of this Plan).

       (v) within ninety days of the close of each of Debtor's fiscal years, all Excess Cash Flow generated during such year shall be applied Pro Rata against the scheduled principal payments remaining under the Notes (assuming Debtor exercises its right to extend the maturity to five years from the Effective Date); provided, however, that the portion of Excess Cash
                          --------  -------
Flow which would be payable solely by reason of the proviso in the definition of Excess Cash Flow shall be payable within 180 days of the close of Debtor's fiscal year. For the purposes of this calculation, until the Allowed Amount of all Bank Claims and Large Unsecured Claims has been determined, it will be assumed that the principal amount of Allowed Bank Claims and Large Unsecured Claims will be $60,000,000, but in all events, Holders of Bank Notes, Holders of LUC Notes and the Reserve Agent on account of Disputed Large Unsecured Claims in accordance with Section VIII.C.7 shall receive Pro Rata Distributions except for the Bank Effective Date Payment and as set forth in Subsection V.E.2 above.

F.     AFFILIATE GUARANTEES/COLLATERAL.
       -------------------------------

  1. Each Affiliate other than the SRI Affiliates and CFI Insurers Ltd. (unless and until CFI Insurers Ltd. receives any assets from another CFI Accounting Affiliate pursuant to a asset transfer permitted under the Indenture or under this Plan) shall participate with the Debtor in this Plan by executing an Affiliate Guarantee in respect of the Notes.

  2. Debtor shall secure its repayment of the Notes with a pledge of the CFI Stock pursuant to the SII Stock Pledge Agreement and grant a lien on essentially all of its Assets pursuant to the SII Security Agreement.

  3. CPI, SA Pty and CFI Pty shall secure their obligations under their respective Affiliate Guarantees by recording the Affiliate Deeds of Trust on the Encumbered Properties.

  4. Each Affiliate other than the SRI Affiliates, CFI Insurers Ltd. and the Immaterial Affiliates shall execute appropriate Collateral Agreements in form and substance satisfactory to the Committee and the Holders of the Bank Claims generally encumbering all of the assets of such Affiliates; provided, however,
                                                            --------  -------
that no such lien shall be granted in respect of the KFC Assets and any purported lien on such KFC Assets shall be ineffectual and legally void to the extent such lien is prohibited by any master license agreement, master franchise agreement, license agreement or development agreement; and provided, further,
                                                           --------  -------
that no such lien or security interest shall be granted upon any other asset owned by any other Affiliate if prohibited by applicable law or any contractual relationship of such Affiliate with any third party, as scheduled by the Debtor prior to the approval of the Disclosure Statement. If any Affiliate shall at any time cease to be an Immaterial Affiliate, it shall promptly execute Collateral Agreements as set forth above.

G.     COVENANTS UNDER THE INDENTURE.
       -----------------------------
  The Indenture shall include, without limitation, covenants consistent with the following:

  1. Debtor shall use its best efforts to cause CPI to sell all CPI Encumbered Properties, other than Sandwich Lease Properties, in a diligent fashion. Debtor will maintain an open broker listing on its headquarters building.

  2. Debtor will not guarantee any obligations of any entity except as permitted in the Indenture.

  3. Debtor will not permit any of its Affiliates to grant any pledge, lien or security interest on any asset; provided, however, that Affiliates may grant liens securing purchase money indebtedness on newly acquired assets which fall within the indebtedness limitations as set forth below.

  4. CFI Accounting Affiliates shall not be permitted to have outstanding at any one time indebtedness in excess of $10,000,000 (including capital leases) excluding (a) the Notes, (b) any other Allowed Claims payable under this Plan, the SERP Guarantee, and the Affiliate Guarantees, (c) current payables, (d) inter-CFI Accounting Affiliate indebtedness, (e) indebtedness owing by CFI Insurers Ltd. to the Holders of the Bank Claims, and (f) capital leases and indebtedness secured by purchase money liens on new KFC units required to be acquired or be built by CFI Pty under CFI Pty's KFC development agreement with Kentucky Fried Chicken Pty. Limited.

  5. Debtor shall not permit any loan or distribution of any funds or assets from SII or the CFI Accounting Affiliates to the SRI Affiliates following the Effective Date of this Plan and the SRI Plan other than in conjunction with ordinary course overhead and similar allocations.

  6. Debtor shall make no dividends on account of Equity Securities and shall not repurchase any Equity Securities other than in conjunction with restricted stock cancellations in lieu of tax payments or the repurchase of restricted stock held by employees upon vesting or upon termination of employment. Such repurchases shall not exceed $500,000 in any fiscal year.

  7. Debtor, Sizzler USA, SRI, CFI Pty and SA Pty shall be operated in a manner consistent with the corporate separateness of each of those entities. SA Pty and CFI Pty shall observe all appropriate corporate formalities.

  8. Debtor and the CFI Accounting Affiliates, on the one hand, and the SRI Affiliates, on the other hand, shall be operated in a manner consistent with the corporate separateness of Debtor and the CFI Accounting Affiliates from each of the entities comprising the SRI Affiliates. SII shall observe all appropriate corporate formalities.

  9. The CFI Accounting Affiliates shall maintain Operating Cash Flow as follows to be allocated and measured quarterly (or, if the Committee and the Banks have not agreed to the amount of such allocations by the Confirmation Date, Operating Cash Flow measured quarterly as found to be reasonable by the Court at the Confirmation Hearing):

          Fiscal Year 1998
          ----------------
              Quarter 1          $4,000,000
              Quarter 2          $4,500,000
              Quarter 3          $6,500,000
              Quarter 4          $5,000,000

          Fiscal Year 1999
          ----------------
              Quarter 1          $4,800,000
              Quarter 2          $5,400,000
              Quarter 3          $7,800,000

              Quarter 4          $6,000,000

           Fiscal Year 2000
           ----------------
              Quarter 1          $5,200,000
              Quarter 2          $5,980,000
              Quarter 3          $8,320,000
              Quarter 4          $6,500,000

           Fiscal Year 2001
           ----------------
              Quarter 1          $5,200,000
              Quarter 2          $5,980,000
              Quarter 3          $8,320,000
              Quarter 4          $6,500,000

           Fiscal Year 2002
           ----------------
              Quarter 1          $5,600,000
              Quarter 2          $6,440,000
              Quarter 3          $8,960,000
              Quarter 4          $7,000,000

  10. With respect to the covenant set forth in Section V.G.9 above, an event of default shall occur under the Indenture only if the benchmark is missed for two consecutive quarters.

  11. The CFI Accounting Affiliates shall not expend funds for capital expenditures in excess of the following amounts, with 25% of any amount not expended during any fiscal year available for expenditure in any succeeding years:

           Fiscal Year 1998       $8,900,000
           Fiscal Year 1999       $4,100,000
           Fiscal Year 2000       $6,100,000

           Fiscal Year 2001       $9,000,000
           Fiscal Year 2002       $9,300,000

H.     DIVIDEND PURCHASE.
       -----------------
  The Indenture shall further provide for the purchase by Holders of Class 3 Bank Claims of up to $1,200,000 in amount of certain of the Distributions of principal payable to the Selling Holders as follows:

  1. The Holders of the Class 3 Bank Claims shall purchase the right to certain Distributions of the Selling Holders as follows.

  2. After receipt of the Bank Effective Date Payment and the Bank Professional Fee Payment, any principal Distribution by the Debtor on the Bank Notes received by the Holders of Class 3 Bank Claims during the Dividend Purchase Period shall be transferred to and distributed Pro Rata amongst the Selling Holders, up to a maximum of $1,200,000. The amount of such transfer shall be referred to herein as the "Purchased Amount". Notwithstanding the foregoing, in the event that a purchase takes place before the deadline for objecting to Claims has passed, the payment of the Purchased Amount shall be made to the Reserve Agent on behalf of the Selling Holders and such payment shall be deemed a payment to such Selling Holders for all purposes including for purposes of calculating interest due to Holders of Class 3 Bank Claims on account of the Selling Holders' Claims.

  3. Upon receipt of any portion of the Purchased Amount, by the Selling Holders, or, if applicable, by the Reserve Agent, on behalf of the Selling Holders, the Selling Holders shall be deemed to absolutely transfer, sell and assign to the Holders of the Class

3 Bank Claims the right to receive any and all Distributions of principal and interest thereon until such time as the amount of principal Distributions so transferred and received by Holders of the Class 3 Bank Claims equals the portion of the Purchased Amount received by the Selling Holders or the Reserve Agent on behalf of the Selling Holders.

  4. Any purchase of Distributions provided for hereunder shall be effected by the Debtor through the payment of the Purchased Amount Pro Rata on the date of purchase to the Selling Holders, or, if prior to July 16, 1997, to the Reserve Agent for the benefit of the Selling Holders.

  5. Any Holder of an Allowed Class 4 Large Unsecured Claim as of the Effective Date shall be conclusively presumed to have consented to being a Selling Holder and to receiving the benefits of the dividend sale.

I.     THE RESERVE AGENT.
       -----------------

  1. The Reserve Agent shall hold in appropriate interest bearing accounts (1) the Disputed Claims Reserve discussed in Article VIII of this Plan for the benefit of the Holders of Disputed Class 4 Large Unsecured Claims, and (2) the Purchased Amount which would otherwise be payable to the Selling Holders. The Reserve Agent shall be required to post a bond in an amount satisfactory to the Court.

  2. In the event of the resignation of the Reserve Agent, or removal by the Bankruptcy Court for cause shown, the Debtor will promptly seek Bankruptcy Court approval of a successor.

  3. The Reserve Agent may perform any of its duties under this Plan by or through its agents or employees.

  4. The Reserve Agent shall make Distributions from the Disputed Claims Reserve only in accordance with Section VIII.A.7 of this Plan.

  5. As soon as practicable after July 16, 1997, the Reserve Agent shall pay any portion of the Purchased Amount received by the Reserve Agent Pro Rata to the Selling Holders.

  6. With respect to any acts or approvals which are not required of the Reserve Agent under this Plan, the Reserve Agent may at all times act (a) in accordance with its own business judgement, or (b) in accordance with the instructions of the Holders of 51% in amount of the Allowed Class 4 Large Unsecured Claims. The Reserve Agent may at any time request instructions from the Holders of Class 4 Large Unsecured Claims with respect to any discretionary actions or approvals under the terms of this Plan.

  7. To the extent the Reserve Agent requests instructions with respect to discretionary acts or approvals, the Reserve Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Reserve Agent shall also be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by it in its sole discretion.

J.   APPROVED RESERVE AGENT EXPENSES. [INTENTIONALLY OMITTED]
     -------------------------------

K.   RESERVE AGENT INDEMNIFICATION/EXPENSES UPON DEFAULT.
     ---------------------------------------------------

  1. The Reserve Agent shall have no liability to any Holder of any Large Unsecured Claim or the Debtor absent gross negligence, intentional misconduct or breach of this Plan.

  2. The Debtor shall indemnify the Reserve Agent hereunder and hold the Reserve Agent harmless from and against (i) all costs, expenses, reasonable counsel fees, claims and liabilities (collectively, "Costs") resulting from any action of the Reserve Agent under this Plan, provided, however, that in each instance, this indemnity shall not apply to any Costs arising out of the gross negligence or willful misconduct of the Reserve Agent. This indemnity shall survive the payment of all amounts owing to the Holders of Class 4 Large Unsecured Claims under this Plan.

L.     THE ATTORNEYS FEE FUND.
       ----------------------

  1. The Attorneys' Fee Fund shall be the exclusive source of recovery, from the Debtor or Affiliates, for any Holder of any Allowed Large Unsecured Claim to recover professional fees or expenses pursuant to contract, Bankruptcy Code (S) 503(b) or on any other basis. The establishment of the Attorneys' Fee Fund constitutes a compromise agreed upon by the Debtor and the Committee with respect to the issue of whether professional fees and expenses can properly be included in the Allowed Amount of Class 4 Large Unsecured Claims in this Case.

  2. The Debtor's total contribution into the Attorneys' Fee Fund shall be $245,000 minus any amount payable by the Debtor to any Holder of an Allowed Class 4 Large Unsecured Claim based upon a "substantial contribution" theory pursuant to Bankruptcy Code (S) 503(b). In the event any Cash remains following the liquidation of all Claims against the Attorneys' Fee Fund, the Debtor may use the remaining Cash for general operating purposes. In the event that the Allowed Claims against the Attorneys' Fee Fund exceed the amount of the Attorneys' Fee Fund, the claimants against the Fund shall share the proceeds thereof Pro Rata with all other successful Claimants against the Attorneys Fee Fund.

  3. In respect of any Claim for professional fees or expenses by a Holder of an Allowed Class 4 Large Unsecured Claim to be paid from the Attorneys' Fee Fund, Debtor waives all arguments that such fees or expenses are not payable per
                                                                             ---
se by reason of such Creditor's status as the Holder of a General Unsecured
--
Claim.

  4. Any Claim for professional fees or expenses by a Holder of a Class 4 Large Unsecured Claim must be made by written notice, supported by detailed documentation, to the Debtor and the Committee prior to the Confirmation Date. In the event that the Debtor or Committee objects to the Claim and the Claim is not resolved by agreement of the Holder, Debtor and the Committee prior to twenty-one days after notice of such objection, the Holder shall be required to file a motion with the Court to resolve the Claim.

  5. No amounts shall be distributed from the Attorneys' Fee Fund until all Claims against the Fund have been resolved by the Bankruptcy Court and been the subject of a Final Order.

M.     CONTROLLING NATURE OF THE INDENTURE.
       -----------------------------------

  In the event of any conflict between the terms of the Indenture and the terms of Article V of this Plan, the terms of the Indenture shall control, although this Plan may amplify or clarify terms of the Indenture that are not in conflict with the Plan. As to all other Articles, the terms of this Plan shall control.

N.     CASH ELECTION OR TERMINATION OF THE INDENTURE.
       ---------------------------------------------

  1. If the Debtor elects to satisfy Allowed Class 3 and 4 Claims in Cash pursuant to Article IV hereof, or elects to satisfy all Notes in full and terminate the Indenture, the Debtor shall (a) deposit with the Reserve Agent Cash in an amount sufficient to pay in full the Letter of Credit Note upon redemption of the LC Note and all Notes outstanding at the time of such deposit including all unpaid principal and interest due or to become due as of the date of redemption and otherwise necessary to satisfy its obligation under Section
8.01 of the Indenture, plus (b) deliver to the Reserve Agent Cash in an amount sufficient to pay in full in Cash Allowed Claims or upon redemption additional Notes in an aggregate principal amount equal to the Undrawn Letter of Credit Claim plus the Permitted Reserve Amount (as if such additional Notes had been issued on the Effective Date) less any Cash already held by the Reserve Agent in the Disputed Claim Reserve pursuant to Section VIII.7.b. of this Plan.

  2. Debtor's election to satisfy Allowed Class 3 and 4 Claims in Cash pursuant to Article IV hereof may only be exercised in respect of all Allowed Class 3 and 4 Claims. Debtor may not make the Cash payment election solely as to Class 3 or Class 4 Claims.

                                   ARTICLE VI
                          CONDITIONS TO EFFECTIVENESS
                          ---------------------------

  Confirmation of this Plan is conditioned upon the events described below and, where applicable, the Bankruptcy Court entering the following orders and findings with respect to the Claims filed herein against the Debtor:

  A. Debtor and each Affiliate participating with the Debtor in this Plan have executed all Plan Agreements required to be executed by Debtor and such Affiliate, to be held in escrow pending the Effective Date.

  B. The Debtor, the Committee and the Holders of the Bank Claims shall have agreed upon the form and substance of the Collateral Agreements or, in the absence of such agreements, such Collateral Agreements shall have been approved as in conformity with the Plan by the Court.

  C. The Court shall have found that the Debtor is not required to make and is not making more than $175,000 in "cure payments" with respect to executory contracts excluding employment and employee compensation or bonus agreements, and further excluding "cure" payments which are payable as Allowed Claims under the Plan.

  D. Each of the SRI Affiliates shall have affirmatively released SII and all CFI Accounting Affiliates from all claims arising prior to the Effective Date with such release being held in trust pending the Effective Date and the Effective Date under the SRI Plan.

  E.   The Effective Date in respect of the SRI Plan shall have occurred.

  F. Unless waived by Debtor, the Holders of the Bank Claims and SII shall have reached a mutual agreement concerning the release by the Holders of the Bank Claims of CFI Insurers Ltd. upon the occurrence of certain negotiated events.

  G. Other than as necessary to effectuate the terms of this Plan, the Debtor shall have released any claims against Affiliated Debtors, other than CPI, and the Debtor shall have waived any distribution from the Buffalo Ranch and Tenly bankruptcy cases.

  H. Sizzler USA Holdings and Sizzler International Marks shall be formed under Delaware corporate law and the Debtor shall cause CFI Pty to transfer the stock of SRI to Sizzler USA Holdings. All issued and outstanding stock of Sizzler International Marks shall be owned by SII.

  I. CPI and CFI Pty or Sizzler International Marks shall make the International Licensing Assets Payment.

  J. SRI shall have assigned all International Licensing Assets (including the International Licensing Executory Contracts) to Sizzler International Marks.

  K. The Holders of Bank Claims shall have notified the Debtor of their mutual agreement regarding allocation of the Allowed Bank Claims among such Holders; provided however, that in the event all other conditions are met and the Debtor
-------- -------
has not received such notification within thirty days of the Confirmation Date, the Debtor shall use the allocation as set forth in the proofs of claim filed by Holders of Bank Claims.

  L. SII reserves the right to withdraw this Plan prior to Confirmation in the event it is not accepted by the Holders of Class 3 and Class 4 Claims.

                                  ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                        --------------------------------
                              AND UNEXPIRED LEASES
                              --------------------
A.     ASSUMPTION.
       ----------

  To the extent any such contracts or leases remain executory or unexpired on the Effective Date, the executory contracts and unexpired leases listed on Exhibits "B" and "D" to this Plan shall be deemed assumed as of the Effective Date and the amounts, if any, which are necessary to cure defaults (if any) under such executory contracts and unexpired leases pursuant to Bankruptcy Code
(S) 365 shall be as identified on the applicable Exhibit. Debtor reserves the right to amend Exhibits "B" and "D" at any time prior to the Confirmation Date. A reference on Exhibit "B" or "D" to a type or class of executory contract or unexpired lease shall constitute an assumption of all executory contracts with such Person included within such type or class, as all such contracts and unexpired leases with a particular contracting party may have been amended or modified. The Confirmation Order shall constitute an order of the Bankruptcy Court (a) approving the assumption of the executory contracts and unexpired leases listed on Exhibits "B" or "D" to this Plan as of the Effective Date; (b) fixing the "cure" amount with respect to such defaults by Debtor under such contracts prior to Confirmation, and (c) establishing that Debtor (rather than any Affiliate) is the contracting party under such contract or lease. In the event that the non-debtor party to an assumed executory contract or unexpired lease does not timely object, the Confirmation Order shall be binding on such Person as to (a) the amount of any default under such contract or lease and (b) as to whether Debtor (rather than any Affiliate) is the contracting party under such contract or lease. The absence of a cure amount on Exhibit "B" or "D" relating to any executory contract manifests Debtor's position that no amount is owing by Debtor under such contract. Any monetary amounts found by the Bankruptcy Court to be in default shall be satisfied, pursuant to Bankruptcy Code (S) 365(b), by payment by Debtor of the default amount in Cash no earlier than the Effective Date and no later than thirty days following the Effective Date. In the event of any dispute concerning any conditions to assumption of an executory contract or unexpired lease established by Bankruptcy Code (S) 365, the cure payments with respect to such contract or lease required by the Bankruptcy Code shall be made only following the entry of a Final Order resolving the dispute.

B.   ASSIGNMENT.
     ----------

  On the Effective Date, the Assumed and Assigned Executory Contracts shall be assigned to SRI. Debtor will have no further obligation under any Assumed and Assigned Executory Contract following such assignment.

C.     REJECTION.
       ---------

  On the Effective Date, all executory contracts and leases to which the Debtor or the Estate was a party on or prior to Confirmation, and which have not been assumed by the Debtor or assumed by the Debtor and assigned to a third party pursuant to Bankruptcy Code (S) 365, will be rejected pursuant to Bankruptcy Code (S)(S) 365 and 1123, to the extent, if any, that such contract or lease constitutes an executory contract or unexpired lease, and without conceding that such contracts or leases constitute executory contracts or unexpired leases or that the Debtor has any liability thereunder. The Confirmation Order will constitute an order of the Bankruptcy Court approving all such rejections, pursuant to Bankruptcy Code (S) 365, as of the date of Confirmation.

D.     CLAIMS ARISING FROM REJECTION OF CONTRACTS.
       ------------------------------------------

  Any Claim for damages arising from the rejection hereunder or under Bankruptcy Code (S) 365 of an executory contract or unexpired lease of the Debtor that has not been assumed pursuant to a prior order of the Bankruptcy Court, pursuant to this Plan or under Bankruptcy Code (S) 365: (1) will be determined and allowed or disallowed under Bankruptcy Code (S) 502(g), and, to the extent Allowed, will be classified in the appropriate Class; and (2) will be unenforceable against the Debtor, the Reserve Agent or the Estate and their respective property and will be forever barred from receiving any Distribution under this Plan unless a proof of such Claim is filed prior to the later of (1) the Claims Bar Date and
(2) the first business day that is thirty (30) days after the entry of an order rejecting an executory contract or unexpired lease. Notwithstanding the rejection of any executory contract or unexpired lease at any time during this Case, the Debtor reserves all rights and defenses which the Debtor or Estate may have or have had against the parties to such contracts and leases.

                                 ARTICLE VIII
                   MEANS FOR IMPLEMENTATION OF PLAN/RESERVES
                   -----------------------------------------

A.   EFFECTIVE DATE TRANSACTIONS.
     ---------------------------

  As soon as practicable on or following the Effective Date, the following shall occur in implementation of this Plan:

  1.   INCORPORATION OF SIZZLER USA HOLDINGS AND SIZZLER USA AND SIZZLER
       -----------------------------------------------------------------
INTERNATIONAL MARKS.  Each of Sizzler USA Holdings, Sizzler USA and Sizzler
-------------------
International Marks shall be formed under Delaware corporate law. All issued and outstanding stock of Sizzler USA Holdings shall be owned by SII. All issued and outstanding stock of Sizzler International Marks shall be owned by CFI Pty. All issued and outstanding stock of SRI and Sizzler USA shall be owned by Sizzler USA Holdings.

  2.   ASSIGNMENT OF INTERNATIONAL LICENSING ASSETS TO SIZZLER INTERNATIONAL
       ---------------------------------------------------------------------
MARKS.  SRI shall assign all International Licensing Assets (including the
-----
International Licensing Executory Contracts) to Sizzler International Marks.

  3.   INTERNATIONAL LICENSING ASSETS PAYMENT.  CPI and CFI Pty or Sizzler
       --------------------------------------
International Marks shall make the International Licensing Assets Payment.

B.   GLOBAL INTERESTATE SETTLEMENT.
     -----------------------------

  The Plan and the SRI Plan each incorporate a motion pursuant to Bankruptcy Rule 9019(a) for approval of a global interestate settlement described below (the "Global Interestate Settlement"). As one aspect of the Global Interestate Settlement, SRI proposed the sale of the International Licensing Assets to Sizzler International Marks in exchange for the International Licensing Asset Payment. SRI and the Committee, which includes representatives from both SRI and SII estates, agreed to this sale and payment in exchange for the release of all intercompany Claims between SRI and its direct and indirect subsidiaries, on the one hand, and SII and the direct and indirect subsidiaries of CFI Pty, on the other hand, on account of, inter alia, the allocation of overhead between Affiliates, the licensing of trademarks between Affiliates, the commingling of Cash of Affiliates, and the making of intercompany loans between Affiliates.

C.   DISTRIBUTIONS AND PLAN FUNDING.
     ------------------------------

  1.   SOURCE OF PLAN FUNDING.  Such funding as may be necessary to fully
       ----------------------
perform the Debtor's obligations under this Plan will be provided from the Debtor's Available Cash on the Effective Date, the operations of Debtor's Affiliates and, for Class 5 Damage Claims only, the Coverage.

  2.   THE ADR.  The Debtor, together with SRI, CPI, Buffalo Ranch and Tenly,
       -------
has requested that the Bankruptcy Court establish the ADR for the liquidation and payment of Damage Claims. The ADR has been implemented during the Case and will continue after Confirmation. It is anticipated that, under the ADR, each Damage Claim will be subjected to a process designed to produce a settlement with respect to such Claim. If unsuccessful, the Holder of a Damage Claim may then obtain relief from the Bankruptcy Court to pursue the Claim in an appropriate non-bankruptcy forum.

  3.   ROUNDING OF AMOUNTS.   Notwithstanding anything to the contrary in this
       -------------------
Plan, or any Plan Agreement, any Person responsible for Distributions may round all amounts for Distributions of Cash to the nearest whole dollar amount.

  4.   NAME AND ADDRESS OF HOLDER.  For purposes of all Distributions, the
       --------------------------
Person responsible for such Distributions will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of Claim and, if none, as shown on Schedules, except to the extent that the payor first receives adequate written notice of a transfer or change of address, from the United States Postal Service or properly executed by the Holder or its authorized agent.

  5.   CORPORATE GOVERNANCE.  On the Effective Date, Debtor's existing articles
       --------------------
of incorporation and bylaws shall remain as currently in effect, except for the inclusion of a prohibition on the issuance of non-voting securities.

  6.   EXECUTION OF PLAN AGREEMENTS.  On or before the Effective Date, Debtor
       ----------------------------
and each Affiliate shall execute the Plan Agreements with respect to Allowed Claims.

  7.   DISPUTED CLAIMS RESERVES.
       ------------------------

       a. After the Effective Date, Debtor shall have the authority to object to Claims, including Claims against the Attorneys' Fee Fund. Any objections to Claims and Interests must be filed with the Bankruptcy Court on or before the later of (a) July 15, 1997, (b) 120 days after the service of the proof of Claim on Debtor's counsel in this Case or (c) if such proof of Claim was not served on counsel for the Debtor, 120 days after a copy of such proof of Claim was delivered to counsel for the Debtor from the Bankruptcy Court.

       b. Except as otherwise set forth below, unless and until Class 4 Large Unsecured Claims are Allowed in an aggregate amount which exceeds $20,000,000 or the Bankruptcy Court, upon motion by the Debtor, establishes a lower estimated Claim amount, Debtor shall establish Disputed Claim Reserves in an amount (the "Permitted Reserve Amount") based on the assumption that the Allowed Amount of all Class 4 Large Unsecured Claims will be $20,000,000. Until all Disputed Class 4 Large Unsecured Claims are resolved by Final Order, the Debtor shall make a Pro Rata Distribution to the Reserve Agent (to be held as a Disputed Claims Reserve) of that portion of any Distribution which equals the Distribution to which the Holders of Disputed Class 4 Large Unsecured Claims and would be entitled based on the foregoing Permitted Reserve Amount.

       c. Following the Effective Date, the Debtor may file a request that the Bankruptcy Court determine, by estimating the Claims or otherwise, that an Assumed Allowed Amount of Class 4 Large Unsecured Claims less than $20,000,000 is to be used for calculating the amounts to be placed in the Disputed Claims Reserves; provided, however, that any such estimation shall include an estimation of the interest accrued and to be accrued under the Plan on such Disputed Claims.

       d. From and after the Effective Date, the Debtor may periodically file requests that the Bankruptcy Court confirm, determine, supplement or amend prior determinations of the Permitted Reserve Amounts (which determinations may require estimations of certain Claims).

       e. Inasmuch as Class 5 Damage Claims are covered by the Policies, no reserves will be established for Disputed Class 5

Damage Claims. The Debtor will establish an Administrative and Priority Claims Reserve for Disputed Priority Tax Claims and projected or actual Administrative Claims which have not been Allowed by the Bankruptcy Court. The Distributions due in respect of Disputed Administrative Claims will be reserved for the Holders of Disputed and Administrative Claims and deposited in the Administrative and Priority Claims Reserve.

       f. After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any Claim will be paid by the appropriate Person hereunder.

       g. In the event an objection to a Disputed Class 4 Large Unsecured Claim is withdrawn or determined by Final Order prior to the termination of the Indenture, the Reserve Agent shall make the Distribution due on account of such Claim to the extent sufficient funds exist in the Disputed Claims Reserve. To the extent insufficient funds exist in the Disputed Claims Reserve established by the Reserve Agent, the Debtor shall fund any remaining Distribution owing to such Holder directly to the Holder. In each case, the Distribution shall be made no later than the time provided in this Plan for the next regularly scheduled principal payment on the Notes or, if there is no such further scheduled time, within forty-five days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Claim. Subject to the increase in principal amortization possible under the Notes as set forth in Section V.E.2. hereof, any such payment or any such Distribution by the Debtor by reason of insufficient Disputed Claims Reserves shall not increase the principal required to be amortized under the Notes prior to the maturity date of such Notes.

       h. In the event monies are held by the Reserve Agent in a Disputed Claims Reserve at any time in an amount which exceeds the amount of Cash which would be necessary to make the required Distributions to the Holders of all Disputed Class 4 Large Unsecured Claims (as of the date of calculation) if such Disputed Claims were subsequently Allowed in full, the Reserve Agent shall pay such excess amount Pro Rata to Holders of the Notes (net of the Pro Rata portion allocable to remaining Disputed Claims); provided, however, that any such
                                         --------  -------
Distribution shall not increase the principal required to be amortized under the Notes, so that (i) any principal portion of such Distribution shall be allocated Pro Rata to Holders of such Notes and (ii) any interest portion of such Distribution shall be applied to the next scheduled quarterly principal payment. Notwithstanding the foregoing, if all Allowed Bank Claims and Large Unsecured Claims have been satisfied in full pursuant to the terms of this Plan, and the amount of Cash which would be necessary to make the required Distributions to Holders of any Disputed Large Unsecured Claims if such Claims were subsequently Allowed in full, then the Reserve Agent shall promptly return the excess monies held in such Disputed Claims Reserve to the Debtor.

       i. In the event that, following the termination of the Indenture pursuant to Section V.E.6. or if the Debtor has elected on or before the Effective Date to satisfy Allowed Class 3 and Class 4 Claims in Cash in accordance with Article IV of this Plan, either (y) the Undrawn LC Claim becomes payable by reason of a draw upon the letter of credit in question or (z) an objection to a Disputed Class 4 Large Unsecured Claim is withdrawn or determined by Final Order, then the Reserve Agent shall make a Distribution in the Allowed Amount of such Claim (plus any interest which may be payable on such Claim pursuant to this Plan) to the extent sufficient funds exist in the Disputed Claims Reserve. To the extent insufficient funds exist in the Disputed Claims Reserve established by the Reserve Agent, the Debtor shall fund any remaining Distribution owing to such Holder directly to the Holder. In each case, the Distribution shall be made within five days of the date the Disputed Claim becomes an Allowed Claim.

  8.   UNCLAIMED PROPERTY.  Any Unclaimed Property will be deemed paid to such
       ------------------
entitled Person, for the purpose of determining that Person's rights. Any Person that does not claim its Distribution within 180 days will receive no future distribution under the Plan.

  9.   DE MINIMIS DISTRIBUTIONS/RETURN OF UNDISTRIBUTED FUNDS.  Notwithstanding
       ------------------------------------------------------   ---------------
anything to the contrary contained in this Plan, neither the Debtor nor the
-----------------------------------------------
Reserve Agent need disburse Cash to the Holder of an Allowed Claim if the amount of Cash otherwise due is less than Five Dollars ($5.00). Cash not so distributed may be reserved for the Claim Holder until in excess of Five Dollars ($5.00) is owed such Claim Holder. When and if the Reserve Agent determines in good faith that nothing more is due hereunder to the Holders of Bank Claims and Large Unsecured Claims, then such undisbursed funds will be promptly returned by the Reserve Agent to the Debtor.

D.     SERVICES BY AND FEES FOR PROFESSIONALS.
       --------------------------------------
  1.   SERVICES BY PROFESSIONALS AND CERTAIN PARTIES AFTER THE EFFECTIVE DATE.
       ----------------------------------------------------------------------

       The Debtor, Equity Committee and the Committee retained professionals who provided services and incurred expenses during the Case. After the Effective Date, the professionals retained by the Debtor may be among the Persons assisting in the effectuation of this Plan.

  2.   FEES FOR PROFESSIONALS AND CERTAIN PARTIES.
       ------------------------------------------
       a. PRIOR TO THE EFFECTIVE DATE.
          ---------------------------

          (1) GENERALLY.  Fees and expenses for the professionals retained by
              ---------
the various committees or the Debtor for services rendered and costs incurred after the Petition Date and prior to the Effective Date, will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid (less deductions for any and all amounts thereof already paid to such Persons) after approval by the Bankruptcy Court to the extent so approved and as provided in this Plan.

       b.   FROM THE EFFECTIVE DATE.  Fees owing for services rendered and costs
            -----------------------
incurred and owing on and after the Effective Date by the professionals retained by the Debtor, the Equity Committee or the Committee, and any fees and costs incurred by the Reserve Agent or relating to prosecution of Litigation will be paid by the Debtor from the funds held by the Debtor twenty (20) days after submission of a bill therefor to the Debtor, if there is no objection within such time. If there is such an objection, the fees and expenses will be fixed by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court will retain jurisdiction until the Case is closed, to determine disputed post-Effective Date fees of professionals.

E.     DISSOLUTION OF COMMITTEES.
       -------------------------

  The Committee shall continue in existence following the Effective date solely for the purpose of monitoring the consummation of the transactions required to take place on or about the Effective Date of this Plan. Ninety days after the Effective Date, the Committee and Equity Committee shall be deemed dissolved.

F.     LITIGATION.
       ----------

  a. The Debtor may commence or advance any Litigation following the Effective Date.

  b. Except as otherwise set forth in this Plan, the Debtor may, but will not be required to, set off against any Claim and the Distributions to be made in respect of such Claim, any Litigation it may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release of any such Litigation, setoff or recoupment which the Debtor may have against such Holder.

  c. Unless threatened or pending Litigation against a Creditor or other person is expressly waived, relinquished, released, compromised or settled in this Plan or in a Final Order, all rights with respect to such Litigation are reserved and the Debtor may pursue such Litigation.

                                   ARTICLE IX
                                  MODIFICATION
                                  ------------

     Pursuant to the provisions of Bankruptcy Code (S) 1127, the Debtor reserves the right to modify or alter the provisions of this Plan at any time prior or subsequent to Confirmation.
                                   ARTICLE X
                             EFFECT OF CONFIRMATION
                             ----------------------

A.   BINDING EFFECT OF CONFIRMATION.
     ------------------------------

     Confirmation will bind the Debtor, all Creditors, Interest Holders and other parties in interest to the provisions of this Plan whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under this Plan and whether or not such Creditor or Interest Holder has accepted this Plan.

B.   VESTING OF ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND INTERESTS
     ---------------------------------------------------------------

     Except as otherwise provided in this Plan or in the Confirmation Order, upon the Effective Date, title to all Assets and property of the Debtor, and all property of the Estate, including, pursuant to Bankruptcy Code (S) 1123(b)(3)(b), each and every claim, demand or cause of action which the Debtor had or had power to assert immediately prior to Confirmation, will revest in the Debtor, free and clear of all liens, Claims and Interests of Holders of Claims and Interests. Thereafter, the Debtor will hold these Assets without further jurisdiction, restriction or supervision of the Bankruptcy Court.

C.   GOOD FAITH.
     ----------

     Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the officers and directors of the Debtor, the Holders of the Bank Claims, the members of the Committee, and the members of the Equity Committee and each of their respective advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims against and Interests in the Debtor and other parties in interest to the Case, from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtor, the Case or the exercise by such entities of their functions as members of or advisors to or attorneys for any such individuals or committee or otherwise under applicable law, in connection with or related to the Case and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto; provided, however, that this Section X.C shall have no effect on liability for any act or omission of the officers and directors of the Debtor, the Holders of the Bank Claims, the members of the Committee, and the members of the Equity Committee and each of their respective advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

D.   NO LIMITATIONS ON EFFECT OF CONFIRMATION.
     ----------------------------------------
     Nothing contained in this Article IX will limit the effect of Confirmation as described in Bankruptcy Code (S) 1141.

E.   CONTINUATION OF ADR - PERMANENT INJUNCTION FOR DAMAGE CLAIMS.
     ------------------------------------------------------------

     Notwithstanding Confirmation, the Holder of any Damage Claim that is unliquidated in amount must first exhaust the remedies in the ADR before making a request, from the Bankruptcy Court, to pursue liquidation of its Claim in an appropriate non-bankruptcy forum.

     The Confirmation Order will constitute a permanent injunction (1) enjoining the Holders of Damage Claims from commencing, continuing or in any way pursuing their claims, including but not limited to enjoining the Holders of Damage Claims from prosecuting their Claims against the Affiliated Debtors' insurers in any manner other than as proscribed in the Plan and (2) requiring all Holders of Damage Claims to participate in the ADR prior to seeking relief from the Bankruptcy Code (S) 1141(d) discharge injunction to pursue liquidation of their Claims in an appropriate nonbankruptcy forum.

F.   DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.
     ------------------------------------------------

     The rights afforded under the Plan and the treatment of Claims under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims. Confirmation of the Plan shall discharge Debtor from all Claims that arose before the Confirmation Date and all Claims of all kinds specified in Bankruptcy Code (S)(S) 502(g), (h) and (i), whether or not a proof of Claim is filed or deemed filed (or the Holder of a Claim based on such debt has accepted the Plan).

G.   JUDICIAL DETERMINATION OF DISCHARGE.
     -----------------------------------

     As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against Debtor any other or further Claims, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date, and the Confirmation Order shall be a judicial determination of discharge of all Claims against Debtor pursuant to Bankruptcy Code (S)(S) 524 and 1141, and shall void any judgment obtained or entered against Debtor at any time, to the extent the judgment relates to discharged Claims.

H.   INJUNCTION.
     ----------

     As of the Confirmation Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an Equity Security Holder that is terminated pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such discharged Claims, debts, or liabilities or terminated Interests or rights:
(a) commencing or continuing in any manner any action or other proceeding against Debtor or its property, (b) enforcing, attaching, collecting or recovering in any manner any judgment, award or decree against Debtor or its property, (c) creating, perfecting or enforcing any lien or encumbrance against Debtor or its property, (d) asserting a right of subrogation or recoupment of any kind against any debt, liability or obligation due to Debtor or its property, and (e) commencing or continuing any action that does not comply with or is inconsistent with the provisions of the Plan.

                                   ARTICLE XI
                             SUCCESSORS AND ASSIGNS
                             ----------------------
     This Plan and the provisions hereof will be binding upon the Debtor and its successors and assigns.

                                  ARTICLE XII

                           RETENTION OF JURISDICTION
                           -------------------------

     Notwithstanding Confirmation, the Bankruptcy Court will retain jurisdiction for all of the following purposes plus such other purposes as may be provided by the Bankruptcy Code:

     1.   The determination of the allowability and amount of Claims;

     2. The determination of requests for payment of Claims entitled to priority under Bankruptcy Code (S) 507(a)(1);

     3. The resolution of any disputes regarding the interpretation, enforcement, breach, performance and/or a default under this Plan;

     4. The implementation, execution or consummation of the provisions of this Plan (and any dispute with regard thereto) and entry of orders in aid of consummation or enforcement of this Plan, including without limitation, appropriate orders to effect the provisions of this Plan and to protect the Debtor from Creditors' actions;

     5.   The modification of this Plan pursuant to Bankruptcy Code (S) 1127;

     6. The adjudication of any cause of action or claim for relief brought by the Debtor;

     7. The consideration of requests by Holders of Damage Claims to liquidate their Claims in an appropriate non-bankruptcy forum in the event that such Holders of Damage Claims cannot resolve their Claims through the ADR;

     8.   The implementation of the ADR;

     9.   The adjudication of disputes in respect of the Indenture;

     10. The sale of property by the Debtor free and clear of liens, security interests or interests of others pursuant to Bankruptcy Code (S) 363;

     11.  The determination of cure amounts under Bankruptcy Code (S) 365; and

     12.  The entry of a final decree closing this Case.

                                  ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------
A.   SEVERABILITY.
     ------------

     Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is illegal as written or as applied to any Claim or Interest, such provision shall be either unenforceable generally or as applied to such Claim or Interest, as the case may be. A determination of unenforceability shall in no respect limit or affect the enforceability and operative effect of any other provision of the Plan or of that provision as applied to other Claims or Interests.

B.   RELEASE OF AVOIDANCE ACTIONS.
     ----------------------------

     All Avoidance Actions under Bankruptcy Code (S) 547 shall be deemed released on the Effective Date.

C.   AMENDMENT, WITHDRAWAL OR REVOCATION OF THE PLAN.
     -----------------------------------------------

     Debtor reserves the right to amend, revoke or withdraw the Plan prior to the Confirmation Date. If Debtor should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or any Interests in Debtor, or prejudice in any manner the rights of Debtor or any Affiliate.

D.   HEADINGS.
     --------

     The heading of the Articles and sections of the Plan are for convenience only and shall in no way affect the interpretation of its provisions.

E.   SUCCESSORS AND ASSIGNS.
     ----------------------

     The rights, benefits and obligations of any Person referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of such Persons.

F.   STATUTORY FEES.
     --------------

     All fees payable pursuant to 28 U.S.C. (S) 1930 as determined at the hearing on Confirmation shall be paid by Debtor on or before the Effective Date. Debtor will pay all post-Effective Date fees (if any) legally required to be paid under 28 U.S.C. (S) 1930.

G.   AMENDMENT TO CHARTER.
     --------------------

     Debtor shall amend its charter to prohibit the issuance of nonvoting equity securities.

                                  ARTICLE XIV
                              CONFIRMATION REQUEST
                              --------------------

     The Debtor hereby requests that the Bankruptcy Court confirm this Plan pursuant to Bankruptcy Code (S) 1129(a), and, if necessary, pursuant to Bankruptcy Code (S) 1129(b).

Dated: August 26, 1997        SIZZLER INTERNATIONAL, INC.,
                              a Delaware corporation


                              --------------------------------
                              CHRISTOPHER R. THOMAS
                              President and Chief
                              Financial Officer

PRESENTED BY:

PACHULSKI, STANG, ZIEHL & YOUNG, P.C.

-------------------------------------
BRAD R. GODSHALL,
Attorneys for Debtor and Debtor
in Possession

                                PROOF OF SERVICE

STATE OF CALIFORNIA      )
                         )
COUNTY OF LOS ANGELES    )

     I am employed in the county of Los Angeles, State of California. I am over the age of 18 and not a party to the within action; my business address is:
10100 Santa Monica Boulevard, Suite 1100, Los Angeles, California  90067.
------------------------------------------------------------------------

     On October 6, 1997, I served the foregoing documents described as SIZZLER
        ---------------                                                -------
INTERNATIONAL, INC.'S FIFTH AMENDED PLAN OF REORGANIZATION on interested parties
----------------------------------------------------------    ------------------
in this action

    XXX   by placing true copies thereof enclosed in sealed envelopes  addressed
  ------- as stated on the attached mailing list;


    XXX   (BY FEDERAL EXPRESS) By sending by Federal Express to the addressee(s)
  ------- as indicated on the attached list.
          Executed on October 6, 1997, at Los Angeles, California.
                      ---------------     -----------

    XXX   (FEDERAL) I declare that I am employed in the office of a member of
  ------- the bar of this court at whose direction the service was made.



                              ___________________________________
                                    Gini L. Downing

                                       78